As filed with the Securities and Exchange Commission on July 15, 2004

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                  Florida                        Health Express USA, Inc.                       65-0847995
      (State or Other Jurisdiction of           (Name of Registrant in Our         (I.R.S. Employer Identification No.)
               Incorporation                             Charter)
             or Organization)

                                                                                              Douglas Baker
    1761 Hillsboro Boulevard, Suite 203                    5812                          Health Express USA, Inc.
      Deerfield Beach, Florida 33442           (Primary Standard Industrial        1761 Hillsboro Boulevard, Suite 203
             (954) 570-5900                     Classification  Code Number)            Deerfield  Beach, FL 33442
 (Address and telephone number of Principal                                                  (954) 570-5900
           Executive Offices and                                                   (Name, address and telephone number
       Principal Place of Business)                                                       of agent for service)

                                                        Copies to:

              Clayton E. Parker, Esq.                                                     Christopher K. Davies, Esq.
             Kirkpatrick & Lockhart LLP                                                   Kirkpatrick & Lockhart LLP
       201 S. Biscayne Boulevard, Suite 2000                                         201 S. Biscayne Boulevard, Suite 2000
                Miami, Florida 33131                                                         Miami, Florida 33131
                   (305) 539-3300                                                               (305) 539-3300
           Telecopier No.: (305) 358-7095                                               Telecopier No.: (305) 358-7095


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                               CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                           Proposed Maximum
                                                                          Proposed Maximum        Aggregate        Amount Of
            Title Of Each Class Of                       Amount To Be        Offering Price        Offering     Registration
         Securities To Be Registered                       Registered            Per Share (1)        Price (1)          Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share            19,500,000 shares (2)            $0.078      $1,521,000          $192.58
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                               19,500,000 shares (2)            $0.078      $1,521,000          $192.58
============================================================================================================================


--------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2) Of these shares, 14,738,635 are being registered under the Equity Line of Credit Agreement and 4,261,365 are being registered under convertible debentures.

                            -----------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                      Subject to completion, dated July 15, 2004

                            HEALTH EXPRESS, USA INC.
                        19,500,000 Shares of Common Stock


     This prospectus relates to the sale of up to 19,500,000 shares of common stock of Health Express USA, Inc. ("Health Express") by certain persons who are stockholders of Health Express, and by Cornell Capital Partners, L.P. ("Cornell Capital Partners") who is beneficially a stockholder of Health Express. Please refer to "Selling Stockholders" beginning on page 11. Health Express is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Health Express will, however, receive proceeds from the sale of common stock under the Equity Line of Credit Agreement, which was entered into between Health Express and Cornell Capital Partners, and no other stockholders. All costs associated with this registration will be borne by Health Express. Health Express has agreed to allow Cornell Capital Partners to retain 5% of the proceeds raised under the Equity Line of Credit Agreement that is more fully described below.

     The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On July 14, 2004, the last reported sale price of our common stock was $0.078 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "HEXS." These prices will fluctuate based on the demand for the shares of common stock.

     The selling shareholders under this registration statement consist of Cornell Capital Partners, who intends to sell up to 19,000,000 shares of common stock, 14,738,635 of which are under the Equity Line of Credit Agreement and 4,261,365 shares of common stock that are under convertible debentures, and Capital Research Group, Inc., who intends to sell up to 500,000 shares of common stock. Upon issuance, the 14,738,635 shares under the Equity Line of Credit Agreement would equal 43.98% of our outstanding common stock.

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Pursuant to the Equity Line of Credit Agreement, Cornell Capital Partners will pay Health Express 95% of, or a 5% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. In addition, Cornell Capital Partners is paid a fee equal to 5% of each advance which is retained by Cornell Capital Partners from each advance we receive under the Equity Line of Credit Agreement. The 5% retainage is an underwriting discount payable to Cornell Capital Partners.

     Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

     These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on page 5.

     With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission ("SEC"). None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. Neither the selling stockholder nor we may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer is not permitted.

                 The date of this prospectus is July __, 2004.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................2
RISK FACTORS...................................................................5
FORWARD-LOOKING STATEMENTS....................................................10
SELLING STOCKHOLDERS..........................................................11
USE OF PROCEEDS...............................................................13
DILUTION......................................................................14
EQUITY LINE OF CREDIT AGREEMENT...............................................15
PLAN OF DISTRIBUTION..........................................................18
MANAGEMENT'S FORWARD-LOOKING STATEMENTS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS........................................................20
DESCRIPTION OF BUSINESS.......................................................29
MANAGEMENT....................................................................32
DESCRIPTION OF PROPERTY.......................................................36
LEGAL PROCEEDINGS.............................................................36
PRINCIPAL STOCKHOLDERS........................................................37
CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS.................................40
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND
  OTHER STOCKHOLDER MATTERS...................................................42
DESCRIPTION OF SECURITIES.....................................................44
CHANGES IN AND DISAGREEMENTS WITH  ACCOUNTANTS ON ACCOUNTING
   AND FINANCIAL MATTERS......................................................46
EXPERTS.......................................................................46
LEGAL MATTERS.................................................................47
HOW TO GET MORE INFORMATION...................................................47
FINANCIAL STATEMENTS.........................................................F-1
PART II.....................................................................II-1

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

Overview

     Health Express was incorporated in the State of Florida on July 2, 1998, for the purpose of developing a healthy gourmet fast food restaurant for franchising. Our wholly-owned subsidiaries, organized in Florida, are Healthy Bites Grills, Inc., Health Bites Grill Boca, Inc. and Health Express Franchise Company. On April 10, 2000, we began operations of our first restaurant, Healthy Bites Grill, in Fort Lauderdale, Florida. We operated the restaurant through a wholly owned subsidiary, Healthy Bites Grill, Inc., incorporated in Florida on January 26, 1999. In September 2002, the restaurant equipment and supplies were sold to an unaffiliated third party buyer. The lease between Health Express and the landlord, which expired on January 31, 2004, was assigned to the buyer.

     On May 7, 2001, we entered into a lease agreement for a second restaurant in Boca Raton, Florida. The restaurant in Boca Raton started operations on June 24, 2002. We also completed a Uniform Franchise Offering Circular that launched its franchise program on October 1, 2002. We operate this second restaurant through Healthy Bites Grill of Boca, Inc., and franchise operations are conducted through Health Express Franchise Company. Both Healthy Bites Grill of Boca and Health Express Franchise Company were incorporated in Florida on May 7, 2001. Healthy Bites Grill is currently an active corporation but has not conducted business since the sale of the assets on September, 2002.

Going Concern

     Our financial statements for the years ended December 2003 and December 2002 have been prepared on a "going concern" basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Our auditors have included an explanatory paragraph in their auditors' report in which they have stated that we have suffered cumulative losses from operations since inception and that these losses raise substantial doubt about our ability to continue as a going concern. Management recognizes that we must generate capital and revenue resources to enable us to continue to operate and to continue our franchising efforts. Ultimately, we must achieve profitable operations. We are planning to obtain additional capital from revenue generated from operations and through the sale of our equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon Health Express obtaining additional revenues and equity capital and ultimately achieving profitable operations. However, no assurances can be given that we will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.

About Us

     Our principal office is located at 1761 West Hillsboro Boulevard, Suite 203, Deerfield Beach, Florida 33442. Our telephone number is (954) 570-5900.

                                  THE OFFERING

     This offering relates to the sale of common stock by certain persons who are, or are beneficially deemed to be, stockholders of Health Express. The selling stockholders consist of Cornell Capital Partners, who intends to sell up to 19,000,000 shares of common stock, 14,738,635 of which are under the Equity Line of Credit Agreement and 4,261,365 are under convertible debentures. In addition, Capital Research Group, Inc. intends to sell 500,000 shares of common stock under this offering.

     Pursuant to the Equity Line of Credit Agreement with Cornell Capital Partners dated March 13, 2003, the Company may issue and sell to Cornell Capital Partners common stock for cash advances of up to $5.0 million. Prior to this registration statement, we had received cash advances totaling $1,125,000 under the Equity Line of Credit Agreement, in accordance with a registration statement declared effective on July 24, 2003. Accordingly, we may draw additional cash advances on the remaining balance of $3,875,000 under the Equity Line of Credit Agreement. The purchase price for the shares sold in connection with our cash advances under the Equity Line of Credit Agreement are equal to 95% of their market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each cash advance is subject to an aggregate maximum advance amount of $100,000, with no advance occurring within seven trading days of a prior advance. In addition, in each advance notice Health Express shall establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. Cornell Capital Partners received a one-time commitment fee of $90,000, of which $75,000 was paid in cash on January 23, 2003, from the proceeds of the convertible debentures and the balance was paid from the proceeds of the initial advance under the Equity Line of Credit Agreement. Cornell Capital Partners is entitled to retain a fee of 5% of each cash advance. The net effect of the 5% discount and the 5% fee retained by Cornell Capital Partners is that Cornell Capital Partners will pay approximately 90% of the applicable closing bid price. Cornell Capital Partners intends to sell any shares it purchases from Health Express under the Equity Line of Credit Agreement at the then prevailing market price.

     Based on our recent stock price of $0.11 per share, we would have to issue to Cornell Capital Partners 37,081,340 shares in order to receive the entire $3,875,000 available to us under the Equity Line of Credit Agreement. As of July 14, 2004, we had 18,775,554 shares of common stock outstanding. Our Articles of Incorporation currently authorize us to issue 50,000,000 shares of common stock. The issuance of 37,081,340 shares would increase the number of our outstanding stock to an amount over and above the number of shares we are currently authorized to issue. Therefore, at this time, we are unable to issue a sufficient number of shares necessary to receive the entire $3,875,000 remaining under the Equity Line of Credit Agreement.

     In addition, on January 17, 2003, we sold convertible debentures to Cornell Capital Partners in the amount of $250,000. Of the $250,000 in debentures we sold to Cornell Capital Partners, $75,000 in debentures remain outstanding. The 4,261,365 shares of our common stock underlying these outstanding convertible debentures are being registered under this registration statement. These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The debentures are convertible into our common stock at the holders' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above.

Common Stock Offered                19,500,000 shares by selling stockholders

Offering Price                      Market price

Common Stock Outstanding
  Before the Offering1              18,775,554 shares of July 14, 2004

Use of Proceeds                     We will  not  receive  any  proceeds  of the
                                    shares offered by the selling  stockholders.
                                    Any proceeds we receive from the sale of common stock under the Equity Line of Credit
                                    Agreement will be used for general working capital purposes. See "Use of Proceeds."

Risk Factors                        The securities offered hereby involve a high
                                    degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution."
                                    Over-the-Counter Bulletin Board Symbol HEXS

---------------
1 Excludes debentures convertible up to 4,261,365 shares of common stock (assuming a conversion price equal to 80% of the assumed offering price per share), and up to 14,738,635 shares of common stock to be issued under the Equity Line of Credit Agreement.

                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION


                                            For the
                                              Three
                                             Months
                                              Ended    For the Year   For the Year
                                          March 28,           Ended          Ended
                                               2004    December 28,   December 29,
                                         (Unaudited)           2003           2002
                                         ----------    ------------   ------------
Balance Sheet Data:

Cash and cash equivalents                $  370,161      $   59,076      $   7,564
Inventory                                    10,548          10,898         18,907
Prepaid expenses and other                   17,512          12,978          6,188
Debt issue costs, net                        39,765              --             --
                                         ----------    ------------   ------------
  Total Current Assets                      437,986          82,952         32,659
                                         ----------    ------------   ------------
Property and equipment, net                  50,484          52,791        567,323
Deposits                                     49,853          49,853         62,478
                                         ----------    ------------   ------------
  Total Assets                           $  538,323      $  185,596     $  662,460
                                         ----------    ------------   ------------

Accounts payable                         $   83,611      $  128,378     $  111,906
Accrued payroll and related amounts         219,710         182,363         31,571
Accrued liabilities                          55,189          63,107         41,084
Deferred franchise revenue                   70,000          70,000             --
Notes payable - related parties             222,410         222,410        116,660
Promissory note                             500,000         100,000             --
Liabilities of discontinued operations           --              --          3,587
                                         ----------    ------------   ------------
  Total Current Liabilities             $ 1,150,920      $  766,258     $  304,808
                                        ===========    ============   ============


                                                For the Quarter
                                                          Ended    For the Year   For the Year
                                                      March 28,           Ended          Ended
                                                           2004    December 28,   December 29,
                                                     (Unaudited)           2003           2002
                                                ---------------    ------------   ------------
Statement of Operations Data:

Revenues, net                                      $    181,690     $   749,450    $   470,059
Cost of company restaurant sales
  Food and paper                                         73,563         273,795        171,097
  Labor                                                  50,614         281,912        196,976
  Occupancy                                              29,083         131,333         68,562
  Marketing                                               7,025          53,708         33,643
  Repairs                                                 4,987          12,306          8,722
  Pre-opening expenses                                       --              --         98,136
  Other direct costs                                     27,590          91,066         39,410
                                                ---------------    ------------   ------------
    Total cost of company restaurant sales              192,862         844,120        616,546
                                                ---------------    ------------   ------------
Other Expenses
  Compensation                                          127,735         467,690        321,593
  Depreciation                                            5,630         127,266         65,026
  Amortization of debt issue costs                       10,980              --             --
  General and administrative                             75,440         774,990        305,183
  Impairment loss on restaurant fixed assets                 --         403,411             --
                                                ---------------    ------------   ------------
    Total other expenses                                219,785       1,773,357        691,802
                                                ---------------    ------------   ------------
    Total expenses                                      412,647       2,617,477      1,308,348
                                                ---------------    ------------   ------------
Loss from operations                               $   (230,957)  $  (1,868,027)  $   (838,289)

                                  RISK FACTORS

     We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.


                          Risks Related To Our Business

We Have Historically Lost Money And Losses May Continue In The Future, Which May Affect Our Ability To Continue Operations

     Since our inception we have not been profitable and have lost money on both a cash and non-cash basis. For the years ended December 28, 2003 and December 28, 2002, we had a net loss of $2,046,340 and $1,069,054, respectively. For the three months ended March 28, 2004, we had a net loss of $242,768. Our accumulated deficit was $9,921,024 as of December 28, 2003 and $10,163,792 as of March 28, 2004. Future losses are likely to occur, as we are dependent on spending money to pay for the operation of our restaurant and the development and marketing of our franchise program. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems despite the closing of our Fort Lauderdale restaurant and the signing of two franchisees. If our losses continue, our ability to operate may be severely impacted.

We May Need To Raise Additional Capital Or Debt Funding To Sustain Operations

     Unless we can become profitable with the existing sources of funds we have available and our current restaurant and franchising program, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price. Based on our current budget assessment we believe that we may need to obtain additional debt or equity capital from one or more sources to fund operations. We expect to obtain these funds from the sale of securities, including the sale of stock under the Equity Line of Credit Agreement.

We Are Subject to Price Volatility Due to Our Operations Materially Fluctuating

     As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

     o    our ability to retain existing clients and customers;

     o    our ability to attract new customers at a steady rate;

     o    our ability to maintain customer satisfaction;

     o    the extent to which our products gain market acceptance;

     o    the timing and size of customer purchases;

     o    introductions of products and services by competitors;

     o    price competition in the markets in which we compete;

     o    our ability to attract, train, and retain skilled management,

     o    the amount  and timing of  operating  costs and  capital  expenditures
          relating  to  the   expansion  of  our   business,   operations,   and
          infrastructure; and

     o general economic conditions and economic conditions specific to the health and fast food industries.

Our Independent Auditors Have Added A Going-Concern Explanatory Paragraph To Their Audit Report, Which Means That We May Not Be Able To Continue Operations Unless We Can Become Profitable Or Obtain Additional Funding

     Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ended December 28, 2003 and December 29, 2002, which states that our operating losses raise substantial doubt as to our ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets Are Not Sufficient To Satisfy Our Current Liabilities, Which May Negatively Affect Our Operations

     We had a working capital deficit of $683,306 at December 28, 2003, which means that our current liabilities as of that date exceeded our current assets by $683,306. As of March 28, 2004, our working capital deficit was $712,934. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on March 28, 2004 were not sufficient to satisfy all of our current liabilities on that date. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit we may have to raise capital or debt to fund the deficit.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders' Ability To Sell Shares Of Our Common Stock

     Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that Health Express will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

     Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

     o    With a price of less than $5.00 per share;

     o    That are not traded on a "recognized" national exchange;

     o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

     o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations

     Our success largely depends on the efforts and abilities of Douglas Baker, our Chief Executive Officer, Raymond Nevin, our President and Marco D'Alonzo, our Chief Operating Officer and Secretary. The loss of the services of Mr. Baker, Mr. Nevin or Mr. D'Alonzo could materially harm our business because of the cost and time necessary to find and train replacements. Such a loss would also divert management's attention away from operational issues. We do not presently maintain key-man life insurance policies on Mr. Baker, Mr. Nevin or Mr. D'Alonzo. We also have other key employees that manage our operations and if we were to lose their services, senior management would be required to expend time and energy to find and train their replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

We May Not Be Able To Compete Effectively In Markets Where Our Competitors Have More Resources

     Many of our competitors have longer operating histories, larger customer bases, more experience in our industry, and significantly greater financial, technical, marketing, and public relations resources than Health Express. Based on total assets and annual revenues, we are significantly smaller than many of our competitors. Similarly, we compete against significantly larger and better-financed companies in our business. We may not successfully compete in any market in which we conduct currently or in the future. The fact that we compete with established competitors who have substantially greater financial resources and longer operating histories than us, enables them to engage in substantial advertising and promotion and attract a greater number of customers and business than we currently attract. While this competition is already intense, if it increases, it could have an even greater adverse impact on our revenues and profitability.


                         Risks Related To This Offering

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

     Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 18,775,554 shares of common stock outstanding as of July 14, 2004, 10,289,337 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 8,486,217 shares of common stock which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The Equity Line of Credit Agreement

     The sale of shares pursuant to the Equity Line of Credit Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on July 14, 2004 at an assumed offering price of $0.11 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.0900 per share. As a result, our net loss per share could increase in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Equity Line of Credit Agreement to receive the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

Under The Equity Line of Credit Agreement Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price Of Our Common Stock

     The common stock to be issued under the Equity Line of Credit Agreement will be issued at a 5% discount to the lowest closing bid price for the five days immediately following the notice date of a cash advance. In addition, Cornell Capital Partners will retain 5% from each advance. These discounted sales could cause the price of our common stock to decline. This could also allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which could further depress the stock price.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

     The selling stockholders intend to sell in the public market 19,500,000 shares of common stock being registered in this offering. That means that up to 19,500,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of Health Express and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.

The Sale Of Our Stock Under Our Equity Line of Credit Agreement Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

     In many circumstances the provision of an Equity Line of Credit Agreement for companies that are traded on the Over-the-Counter Bulletin has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Health Express has not performed in such a manner to show that the equity funds raised will be used to grow Health Express. Such an event could place further downward pressure on the price of our common stock. Under the terms of our Equity Line of Credit Agreement, Health Express may request numerous cash draws pursuant to the terms of the Equity Line of Credit Agreement. Even if Health Express uses the Equity Line of Credit Agreement to grow its revenues and profits or invest in assets which are materially beneficial to Health Express, the opportunity exists for short sellers and others to contribute to the future decline of Health Express' stock price. If there are significant short sales of stock, the price decline that could result from this activity will cause the share price to decline even further, which in turn may cause long term investors to sell their shares, thereby contributing to increased sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

     It is impossible to predict the circumstances that could give rise to short sales or by what amount the share price could drop in the event of any short sales. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to Health Express.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

     The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

We May Not Be Able To Access Sufficient Funds Under The Equity Line of Credit Agreement When Needed

     We are to some extent dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Equity Line of Credit Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum cash advance of $100,000 during any seven trading day period. In addition, based on an assumed offering price of $0.11 per share, we will only be able to draw a total net amount of $1,459,125 under the Equity Line of Credit Agreement. This net amount will utilize all of the 14,738,635 shares of our common stock registered for the Equity Line of Credit Agreement under this registration statement. If the actual average price at which we sell shares of common stock under the Equity Line of Credit Agreement is less than
$0.11 per share, we would need to register additional shares to fully utilize the funds available under the Equity Line of Credit Agreement. Based on our assumed offering price of $0.11 per share, we would have to issue to Cornell
Capital Partners 37,081,340 shares in order to receive the entire $3,875,000 available to us under the Equity Line of Credit Agreement. As of July 14, 2004, we had 18,775,554 shares of common stock outstanding. Our Articles of Incorporation currently authorize us to issue 50,000,000 shares of common stock. The issuance of 37,081,340 shares would increase the number of our outstanding stock to an amount over and above the number of shares we are currently authorized to issue. Therefore, at this time, we are unable to issue a sufficient number of shares necessary to receive the entire $3,875,000 remaining under the Equity Line of Credit Agreement.

We May Not Be Able To Draw Down Under The Equity Line of Credit Agreement If The Investor Holds More Than 9.9% Of Our Common Stock

     In the event Cornell Capital Partners holds more than 9.9% of the then-outstanding common stock of Health Express, we will be unable to receive cash advances on the Equity Line of Credit Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% or Health Express' outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Line of Credit Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

                           FORWARD-LOOKING STATEMENTS

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

     This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Forward-Looking Statements of Financial Condition and Results of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

     The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to Health Express. A description of each selling shareholder's relationship to Health Express and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.


                                                                           Percentage of
                                          Percentage of                      Outstanding                        Percentage
                                            Outstanding   Shares to be      Shares to Be                         of Shares
                                Shares           Shares       Acquired          Acquired                      Beneficially
                          Beneficially     Beneficially      under the         under the                             Owned
                                 Owned            Owned    Equity Line       Equity Line     Shares to be            After
                                Before           Before      of Credit         of Credit      Sold in the         Offering
 Selling Stockholder          Offering      Offering (1)     Agreement         Agreement         Offering              (1)
 -------------------     -------------    -------------    -----------      ------------    -------------     ------------
                              Shares Acquired in Financing Transactions with Health Express
Cornell Capital
  Partners, L.P.               852,273(2)          4.54%    14,738,635             43.98%      19,000,000                0%

                                                          Consultants
Capital Research Group,
  Inc.                         500,000             2.66%             0                 0%         500,000                0%
                         -------------    -------------    -----------      ------------    -------------     ------------
Total                        1,352,273             7.20%    14,738,635             43.98%      19,500,000                0%
                         =============    =============    ===========      ============    =============     ============


---------------------

(1) Applicable percentage of ownership is based on 18,775,554 shares of common stock outstanding as of Juky 14, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of July 14, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of July 14, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)  Includes shares of common stock underlying convertible debentures.

     The following information contains a description of each selling shareholder's relationship to Health Express and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Health Express, except as follows:

Shares Acquired In Financing Transactions With Health Express

     Cornell Capital Partners. Cornell Capital Partners is the investor under the Equity Line of Credit Agreement and a holder of convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Health Express. Those transactions are explained below:

     o Equity Line of Credit Agreement. On March 13, 2003, we entered into an Equity Line of Credit Agreement with Cornell Capital Partners.
          Pursuant to the Equity Line of Credit Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for up to $5.0 million. Prior to this registration statement we had made draws totaling $1,125,000 under the Equity Line of Credit Agreement, in accordance with a registration statement declared effective on July 24, 2003. Accordingly, we may draw additional cash advances on the remaining $3,875,000 under the Equity Line of Credit Agreement. The purchase price for the shares sold in connection with our cash advances under the Equity Line of Credit Agreement are equal to 95% of, or a 5% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $100,000, with no advance occurring within seven trading days of a prior advance. In addition, in each advance notice, we must establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. Cornell Capital Partners received a one-time commitment fee of $90,000, of which $75,000 was paid in cash on January 23, 2003, from the proceeds of the convertible debentures and the balance was paid from the proceeds of the initial advance under the Equity Line of Credit Agreement. Cornell Capital Partners is entitled to retain a fee of 5% of each advance. The net effect of the 5% discount and the 5% retainage is that Cornell Capital Partners will pay approximately 90% of the applicable closing bid price. Based on our recent stock price of $0.11 per share, we would have to issue to Cornell Capital Partners 37,081,340 shares in order to receive the entire $3,875,000 available to us under the Equity Line of Credit Agreement. As of June 21, 2004, we had 18,775,554 shares of common stock outstanding. Our Articles of Incorporation currently authorize us to issue 50,000,000 shares of common stock. The issuance of 37,081,340 shares would increase the number of our outstanding stock to an amount over and above the number of shares we are currently authorized to issue. Therefore, at this time, we are unable to issue a sufficient number of shares necessary to receive the entire $3,875,000 remaining under the Equity Line of Credit Agreement.

     o Convertible Debentures. On January 17, 2003, we sold $250,000 of convertible debentures to Cornell Capital Partners. Up to $175,000 of these convertible debentures have already been converted to our common stock. Cornell Capital Partners has $75,000 in convertible debentures remaining that are convertible into approximately 4,261,365 shares of our common stock. These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The debentures are convertible into our common stock at the holders' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or
          (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above.

     There are certain risks related to sales by Cornell Capital Partners, including:

     o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell is issued shares, the greater chance that Cornell gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

     o To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

     o The significant downward pressure on the price of the common stock as Cornell sells material amounts of common stocks could encourage short sales by Cornell or others. This could place further downward pressure on the price of the common stock.

     o Capital Research Group, Inc. On June 8, 2004, we entered into a consulting agreement with Capital Research Group, Inc. Pursuant to the terms of that agreement, we issued Capital Research Group 500,000 shares of our common stock for their consulting services and have included those shares in this registration statement.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Equity Line of Credit Agreement. The purchase price of the shares purchased under the Equity Line of Credit Agreement will be equal to 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. Health Express will pay Cornell Capital Partners 5% of each advance as an additional fee.

     Pursuant to the Equity Line of Credit Agreement, Health Express cannot draw more than $100,000 every seven trading days or more than $5 million over twenty-four months. Based on our prior advances, there is $3,875,000 remaining available under the Equity Line of Credit Agreement. We are issuing 14,738,635 shares of common stock under this registration statement in connection with the Equity Line of Credit Agreement. Pursuant to the Equity Line of Credit Agreement, we should receive $1,621,249.85 in gross proceeds. At our current stock price, we have not registered sufficient shares of common stock under this registration statement to obtain the full $3,875,000 remaining under the Equity Line of Credit Agreement. In order for us to obtain the full amount remaining under the Equity Line of Credit Agreement, we would have to register more shares of our common stock and the price of our stock would have to increase to allow us to obtain a greater amount of proceeds.

     For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit Agreement. The table assumes estimated offering expenses of $85,000, plus 5% retainage payable to Cornell Capital Partners. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.


Gross proceeds                                         $       500,000   $     1,000,000    $   1,621,249
Net proceeds                                           $       390,000   $       865,000    $   1,455,187

No. of shares issued under the Equity Line of Credit
Agreement at an assumed price of $0.1057                     4,980,080         9,960,159       14,738,635

Use of Proceeds:                                                AMOUNT            AMOUNT           AMOUNT
-----------------------                                ---------------   ---------------    -------------

Administrative Expenses                                $       100,000   $       300,000    $     600,000
Business Development                                            90,000           200,000          200,000
General Working Capital                                        200,000           365,000          655,187
                                                       ---------------   ---------------    -------------
Total                                                  $       390,000   $       865,000    $   1,455,187
                                                       ===============   ===============    =============

                                    DILUTION

     Our net tangible book value as of March 28, 2004 was $(812,362) or $(0.0458) per share of common stock. Net tangible book value per share is determined by dividing our tangible book value (total tangible assets less total liabilities) by our number of outstanding shares of common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Line of Credit Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit Agreement. The following example shows the dilution to new investors at an offering price of $0.11 per share which is in the range of the recent share price.

     If we assume that we had issued 14,738,635 shares of common stock under the Equity Line of Credit Agreement at an assumed offering price of $0.11 per share (i.e., the number of shares registered in this offering under the Equity Line of Credit Agreement), less retention fees of $81,062.50 and offering expenses of $85,000, our net tangible book value as of March 28, 2004 would have been $642,830 or $0.02 per share. Note that at an offering price of $0.11 per share, we would receive gross of $1,621,249.85 available under the Equity Line of Credit Agreement. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.08 per share and an immediate dilution to new stockholders of $0.09 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                           $0.11
Net tangible book value per share
   before this offering                        $0.0600
Increase attributable to new investors         $0.0757
Net tangible book value per share after        --------
   this offering                                                $0.02
                                                                -----
Dilution per share to new stockholders                          $0.08
                                                                =====

     The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                          Dilution
          Assumed           No. of Shares to be           Per Share
      Offering Price               Issued             to New Investors
      --------------        -------------------       ----------------
         $0.1100                14,738,635(1)               0.0900
         $0.0825                 14,738,635                 0.0662
         $0.0550                 14,738,635                 0.0524
         $0.0275                 14,738,635                 0.0386

-----------
(1) This represents the maximum number of shares of common stock that will be registered under the Equity Line of Credit Agreement.

                         EQUITY LINE OF CREDIT AGREEMENT

Summary

     On March 13, 2003, we entered into an Equity Line of Credit Agreement with Cornell Capital Partners. Pursuant to the Equity Line of Credit Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Equity Line of Credit Agreement, Cornell Capital Partners will pay 95% of, or a 5% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit Agreement. The net effect of the 5% discount and the 5% retainage is that Cornell Capital Partners shall pay 90% of the applicable lowest closing bid price for each share of Health Express common stock. In addition, in each advance notice we shall establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. The effectiveness of the sale of the shares under the Equity Line of Credit Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us. There are no other significant closing conditions to the advances we receive under the Equity Line of Credit Agreement. Prior to this registration statement, Health Express had previously received advances totaling $1,125,000 under the Equity Line of Credit Agreement in accordance with a registration statement declared effective by the SEC on July 24, 2003. Accordingly, Health Express may receive advances from the remaining $3,875,000 under the Equity Line of Credit Agreement.

     Based on our recent stock price of $0.11 per share, we would have to issue to Cornell Capital Partners 37,081,340 shares in order to receive the entire $3,875,000 available to us under the Equity Line of Credit Agreement. As of July 14, 2004, we had 18,775,554 shares of common stock outstanding. Our Articles of Incorporation currently authorize us to issue 50,000,000 shares of common stock. The issuance of 37,081,340 shares would increase the number of our outstanding stock to an amount over and above the number of shares we are currently authorized to issue. Therefore, at this time, we are unable to issue a sufficient number of shares necessary to receive the entire $3,875,000 remaining under the Equity Line of Credit Agreement.

Equity Line of Credit Agreement Explained

     Pursuant to the Equity Line of Credit Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions for any of the draws other than that we have filed our periodic reports with the SEC and have delivered the stock for an advance; our stock has not been suspended from trading and we have not undergone any fundamental change. We are limited, however, on our ability to request cash advances under the Equity Line of Credit Agreement based on the number of shares we have registered on this registration statement and potentially the number of shares we have authorized. For example, if our common stock had an assumed offering price of $0.11 per share, we would only be able to draw net proceeds of $1,459,125 under the Equity Line of Credit Agreement with the 14,738,635 shares we are registering. If the actual average price at which we sell shares of common stock under the Equity Line of Credit Agreement is less than $0.11, we would need to register additional shares to fully utilize the funds available under the Equity Line of Credit Agreement.

     We may request advances under the Equity Line of Credit Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced a total aggregate amount of $5.0 million or approximately 12 months after the effective date of the accompanying registration statement, whichever occurs first. Prior to this registration statement, Health Express had previously received advances totaling $1,125,000 under the Equity Line of Credit Agreement in accordance with a registration statement declared effective by the Securities and Exchange commission on July 24, 2003. Accordingly, we may receive advances from the remaining $3,875,000 under the Equity Line of Credit Agreement. Based on our recent stock price of $0.11 per share, we would have to issue to Cornell Capital Partners 37,081,340 shares in order to receive the entire $3,875,000 available to us under the Equity Line of Credit Agreement. As of July 14, 2004, we had 18,775,554 shares of common stock outstanding. Our Articles of Incorporation currently authorize us to issue 50,000,000 shares of common stock. The issuance of 37,081,340 shares would increase the number of our outstanding stock to an amount over and above the number of shares we are currently authorized to issue. Therefore, at this time, we are unable to issue a sufficient number of shares necessary to receive the entire $3,875,000 remaining under the Equity Line of Credit Agreement.

     The amount of each advance is subject to a maximum amount of $100,000, and we may not submit an advance within seven trading days of a prior advance. In addition, in each advance notice we shall establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. The amount available under the Equity Line of Credit Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. Based on a recent average stock price of $0.11, Cornell Capital Partners' beneficial ownership of our common stock is equal to 4.54%, and, therefore, we would be permitted to receive advances under the Equity Line of Credit Agreement so long as Cornell Capital Partners' beneficial ownership of our common stock was not greater than 9.9%.

     We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Equity Line of Credit Agreement.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a recent price of $0.11 per share, we would issue 14,738,635 shares of common stock to Cornell Capital Partners for gross proceeds of $1,621,250, or the remaining amount available under the Equity Line of Credit Agreement. These shares would represent 43.54% of our outstanding common stock upon issuance. We are registering 14,738,635 shares of common stock for the sale under the Equity Line of Credit Agreement.

     On January 17, 2003, we sold $250,000 of convertible debentures to Cornell Capital Partners. These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. Up to $175,000 of these convertible debentures have already been converted to our common stock. Cornell Capital Partners has $75,000 in convertible debentures remaining that are convertible into approximately 4,261,365 shares of our common stock. The debentures are convertible into our common stock at the holders' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 10,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

     There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Line of Credit Agreement at a recent price of $0.11 per share and 25%, 50% and 75% discounts to the recent price.

Purchase Price                    $0.1100      $0.0825      $0.0550      $0.0275
No. of Shares(1):              14,738,635   14,738,635   14,738,635   14,738,635
Total Outstanding (2):         37,081,340   37,081,340   37,081,340   37,081,340
Percent Outstanding (3):           43.98%       43.98%       43.98%       43.98%
Net Cash to Health Express      1,455,187    1,070,141      685,094      300,047

-------------

(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners under the Equity Line of Credit Agreement at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Equity Line of Credit Agreement.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

     Proceeds used under the Equity Line of Credit Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

     We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Equity Line of Credit Agreement, Cornell Capital Partners received a one-time commitment fee of $90,000, of which $75,000 was paid in cash from the proceeds of the convertible debentures issued on January 23, 2003 and the balance was paid from the proceeds of the initial advance under the Equity Line of Credit Agreement.

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected by prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners will pay us 95% of, or a 5% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Equity Line of Credit Agreement, and has received a one-time commitment fee of $90,000, of which $75,000 was paid in cash from the proceeds of convertible debentures on January 23, 2003 and the balance was paid from the proceeds of the initial advance under the Equity Line of Credit Agreement. The 5% discount, the 5% retainage and the one-time commitment fee are underwriting discounts.

     Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the Company's stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $192.58, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $17,307.42. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit Agreement.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from us under the Equity Line of Credit Agreement. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                     MANAGEMENT'S FORWARD-LOOKING STATEMENTS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

Introduction-Forward Looking Statements

     In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Health Express and our subsidiaries, are hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements made herein. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions of future events or performance are not statements of historical facts and may be forward-looking. These forward-looking statements are based largely on Health Express's expectations and are subject to a number of risks and uncertainties, including but not limited to, economic, competitive, regulatory, growth strategies, available financing and other factors discussed elsewhere in this report and in documents filed by Health Express with the SEC. Many of these factors are beyond Health Express's control. Actual results could differ materially from the forward-looking statements made. In light of these risks and uncertainties, there can be no assurance that the results anticipated in the forward-looking information contained in this report will, in fact, occur.

     Any forward-looking statement speaks only as of the date on which such statement is made, and Health Express undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Going Concern

     Our financial statements for the years ended December 2003 and December 2002 have been prepared on a "going concern" basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Our auditors have included an explanatory paragraph in their auditors' report in which they have stated that we have suffered cumulative losses from operations since inception and that these losses raise substantial doubt about our ability to continue as a going concern. Management recognizes that we must generate capital and revenue resources to enable us to continue to operate and to continue our franchising efforts. Ultimately, we must achieve profitable operations. We are planning to obtain additional capital from revenue generated from operations and through the sale of our equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon Health Express obtaining additional revenues and equity capital and ultimately achieving profitable operations. However, no assurances can be given that we will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.

Financial Condition For The Year Ended December 28, 2003 And December 29, 2002 And Three Months Ended March 28, 2004

     We had net losses of $2,046,340 and $1,069,054 for the years ended December 28, 2003 and December 29, 2002, respectively. For the three months ended March 28, 2004, we had a net loss of $242,768. As of March 28, 2004, we had cash of $370,161 and current liabilities of $1,150,920. We do not have sufficient cash or other assets to meet our current liabilities. In order to meet those obligations, we will need to raise cash from the sale of securities or from borrowings. Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years 2003 and 2002 consolidated financial statements, which states that our ability to continue as a going concern depends upon our ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Results Of Operations For The Quarter Ended March 28, 2004, Compared To The Quarter Ended March 30, 2003

     For the quarter ending March 28, 2004, Healthy Bites Grill of Boca, Inc., the subsidiary that operates the Boca Raton restaurant, reported revenues of $181,690 and a loss of $26,509. The total consolidated loss of $242,768 for the quarter ending March 28, 2004 includes losses from restaurant operations, franchise operations and general and administrative expenses.

                                                    March 28,        March 30,
                                                         2004             2003
                                              ---------------    -------------
Loss from Restaurant Operations,
Healthy Bites Grill of Boca, Inc.             $        26,509    $      56,251
Loss from Health Express Franchise Company                 12            1,087
Losses attributed to Health Express USA, Inc.         216,247          393,724
                                              ---------------    -------------
Consolidated loss                             $       242,768    $     451,062
                                              ===============    =============


     Revenues

     We had revenues of $181,690 for three month period ended March 28, 2004, compared with revenues of $209,091 for the same period in 2003. The revenues were derived completely from the Boca Raton restaurant. The decrease of $27,401 was due to lower volume at this restaurant, which management believes was primarily due to reduced marketing expenditures. There were no franchise-related revenue during the quarter ended March 28, 2004.


     Costs Of Company Restaurant Sales

     Our cost of restaurant sales for the three-month period ended March 28, 2004 was $192,862, compared with $228,357 for same period in 2003. The decrease in cost of company restaurant sales of $35,495 is mainly due to savings from reduced marketing expenditures and better cost controls, as well as reduced sales.


     Other Expenses

     We had other operating expenses, which included compensation, depreciation, amortization of debt issue costs and general and administrative expenses, totaling $219,785 for three month period ended March 28, 2004, compared with other expenses of $292,027 in the same period of 2003. The decrease of $72,242 was due to a decrease in depreciation and general and administrative expenses, offset by an increase in compensation and amortization of debt issue costs.


     Net Loss

     We had a net loss for the three month period ended March 28, 2004 of $242,768 or a net loss of $0.02 per share. In the same period for 2003, We has a net loss of $451,062 or a net loss of $0.04 per share. The decrease in net loss of $208,294 was attributable mainly to decreases in other expenses and interest expense.

     Our net loss for the period ending March 28, 2004 of $242,768 includes compensation of $127,735 and amortization of debt issue charges of $10,980, relating to the promissory notes issued, with the balance including depreciation and amortization and various general and administrative expenses.

     Our net loss for the period ending March 30, 2003 of $451,062 includes interest charges on the $250,000 convertible debentures totaling $137,500, and commission expense of $20,000 and professional fees of $37,500 related to the convertible debentures and the Equity Line of Credit Agreement.


     Facilities

     On May 7, 2001 we entered into a lease for a pre-existing freestanding fast-food restaurant in Boca Raton, Florida. The building is approximately 3,900 square feet and is centrally located near a major mall, a business district and residential neighborhoods of upscale homes, townhouses and apartments. The shopping mall, in very close proximity, is a popular destination for shoppers in Boca Raton, Florida, a city well known for its affluent communities. This restaurant began operations on June 24, 2002 through a wholly-owned subsidiary, Healthy Bites Grill of Boca, Inc., a Florida corporation organized on May 7, 2001.

     The lease for this location is for a five-year period with two five-year options, with initial monthly rental payments of $8,333 plus common area maintenance of approximately $1,900 and real estate taxes of approximately $1,400. During the third quarter of 2003, the total amount of the monthly payments has been reduced, as the common area maintenance payments have been removed due to a re-negotiation of the lease.

     For the first quarter ending March 28, 2004, we reported revenues of $181,690 and a net loss of $242,768. Direct expenses totaling $192,862 primarily consisted of cost of sales of and included labor of $50,614, rent of 29,083, food and paper of 73,563 and other direct costs of $39,602. For the same period in 2003, we reported revenues of $209,091 and a net loss of $451,062. Direct expenses totaling $228,357 primarily consisted of cost of sales and included labor of $86,010, rent of $35, 273, food and paper of $71,480 and other direct costs of $35,594.

Results Of Operations For The Year Ended December 28, 2003, Compared To The Year Ended December 29, 2002


Revenues

     We reported net revenues of $749,450 and $470,059 for the years ended December 28, 2003 and December 29, 2002, respectively. This increase in net revenues of $279,391 was primarily attributable to a full year of sales at Health Express' Boca Raton, Florida restaurant, which opened June 24, 2002 and the reclassification of the Fort Lauderdale restaurant as discontinued operations. Accordingly, the comparison between the two years is not indicative of growth in our operations. The sales at Health Express' Fort Lauderdale, Florida restaurant decreased over the comparable period in the prior year. On September 23, 2002, Health Express sold the restaurant equipment and supplies of its Fort Lauderdale, Florida restaurant to an unrelated party. As a result, Health Express currently has one restaurant location: the Boca Raton, Florida restaurant. On February 20 and September 30, 2003, Health Express sold its first and second franchises to one of Health Express' directors. Both of the franchised restaurants should open in the second quarter of 2004.


     Cost Of Company Restaurant Sales

     We reported cost of company restaurant sales of $844,120, or 113% of net revenues, for the year ended December 28, 2003. In the comparable period in the prior year, Health Express reported cost of sales of $616,546. This increase in cost of company restaurant sales of $227,574 was primarily attributable to cost of company restaurant sales at Health Express' new Boca Raton, Florida restaurant, which opened June 24, 2002, and the reclassification of the Fort Lauderdale restaurant as discontinued operations. Accordingly, the comparison between the two years is not indicative of a manifest change in our cost of company restaurant sales. Cost of sales consists primarily of food and paper costs, labor and occupancy costs.

     EXPENSES                                      2003             2002
     ------------------------------     ---------------    -------------
     Food and paper                     $       273,795    $     171,097
     Labor                                      281,912          196,976
     Occupancy                                  131,333           68,562
     Marketing                                   53,708           33,643
     Repairs                                     12,306            8,722
     Pre-Opening expenses                             -           98,136
     Other                                       91,066           39,410
     Total cost of restaurant sales     $       844,120    $     616,546


     The increase in these expenses was primarily attributable to a full year of expenses in 2003 in the Boca Raton, Florida restaurant which opened in June 2002.


     Other Expenses

     Other expenses consisted of the following expenses:

     EXPENSES                                      2003             2002
     ----------------------------       ---------------    -------------
     Compensation                       $       467,690    $     321,593
     Depreciation                               127,266           65,026
     General and administrative                 774,990          305,183
     Impairment loss on restaurant
       fixed assets                             403,411               --
     Total other expenses               $     1,773,357    $     691,802

     Compensation expense increased by $146,097 to $467,690 in the year ended December 28, 2003 from $321,593 in the comparable period in the prior year. This increase was primarily attributable to the hiring of a full-time president. Depreciation expense increased by $62,240 to $127,266 from $65,026 in the comparable period in the prior year. This increase was primarily attributable to a full year of depreciation for the Boca Raton restaurant. General and administrative expenses increased to $774,990 in the year ended December 28, 2003 from $305,183 in the comparable period in the prior year. This increase of $469,807 was primarily attributable to increased insurance and professional fees in 2003. General and administrative expenses consisted primarily of the following expenses: professional fees, advertising and insurance. The Company recorded an impairment loss on restaurant fixed assets of $403,411 in the year ended December 28, 2003 due to recurring cash flow losses at the restaurant. The fixed assets were written down to fair value per SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.


     Net Loss

     Health Express reported a consolidated net loss of $2,046,340 or $(0.19) per basic and diluted common share for the year ended December 28, 2003, compared to a loss of $1,069,054 or $(0.11) per basic and diluted common share for the year ended December 29, 2002. Health Express began restaurant operations on April 10, 2000 and reported revenues in 2003 of $749,450 compared to revenues for 2002 of $470,059. Restaurant operations reported a total loss of $94,670 for 2003 compared to $146,487 for 2002. The Fort Lauderdale restaurant is shown as discontinued operations on the financial statements. The decrease in the loss is attributed to the absence of pre-opening expenses where no revenues were generated (see Restaurant Operations below). Non-cash expenses, principally stock, warrants and stock options compensation are included in the consolidated loss for the year 2003 and 2002. The following summary sets forth cash and non-cash expenses for the year 2003 and 2002.

                                                        2003             2002
                                             ---------------    -------------
Restaurant revenues                          $       749,450    $     470,059
Food, labor, controllable and
     other restaurant expenses                       844,120          616,546
                                             ---------------    -------------
Loss from restaurant operations                      (94,670)        (146,487)

Other cash expense:
General and administrative                        (1,175,069)        (486,820)
Franchise operations                                  (3,152)          (7,758)

Discontinued operations, including
 the loss on the disposal
  of property and equipment in 2002                       --         (222,794)

Non-cash expenses:
Depreciation                                        (127,266)         (65,026)
Stock and stock options compensation                (242,772)        (140,169)
Impairment loss on restaurant fixed assets          (403,411)              --
Franchise operations-stock compensation                   --               --
                                             ---------------    -------------
Consolidated Loss                            $    (2,046,340)   $  (1,069,054)
                                             ===============    =============

Restaurant Operations

     Restaurant operations reported sales, food, beverage and paper costs, labor, and controllable and other expenses for the year 2003 and 2002 as follows:

                                           2003      %           2002        %
                                    -----------   ----    -----------     ----
Sales                               $   749,450           $   470,059
Food, beverage and paper cost           273,795     36%       171,097       36%
Labor                                   281,912     38%       196,976       42%
Controllable and other expenses         288,413     38%       248,473       53%
                                    -----------   ----    -----------     ----
Loss from restaurant operations     $   (94,670)          $  (146,487)
                                    ===========           ===========


     Restaurant operations for 2003 reported the following on a quarterly basis:


                                     FOURTH       THIRD       SECOND         FIRST       TOTAL
                                -----------   ---------   ----------    ----------   ---------
Sales                           $   172,085   $ 171,276   $  196,998    $  209,091   $ 749,450
Food and paper cost                  69,263      63,995       69,057        71,480     273,795
%                                       40%         37%          35%           34%         37%
Labor                                57,678      57,621       80,603        86,010     281,912
%                                       34%         34%          41%           41%         38%
Controllable and other               68,873      71,063       77,610        70,867     288,413
%                                       40%         41%          39%           34%         38%
                                -----------  ----------  -----------   -----------  ----------
Loss from restaurant operations $  (23,729)  $ (21,403)  $  (30,272)   $  (19,266)  $ (94,670)
                                ===========  ==========  ===========   ===========  ==========


Demographics - Census Analysis

     A study of the demographics of the population based on Florida Census data as reported by the Federal Financial Institutions Examinations Council ("FFIEC") for the Boca Raton location reflects the following. The statistics are based on zip code and tract and represent census data from population within the location's zip code or tract.

                                                  BOCA RATON
                                             ---------------
     INCOME LEVEL                                  UPPER
     -------------------------               ---------------
     2001 Median Family Income               $        90,024
     Tract Population                                  4,572
     Median age of housing                                 7
     Minority                                              7%


     Management believes that Boca Raton area provides the ideal demographics for the restaurant's quality foods.

Franchising Operations

     On July 10, 2001, we entered into an agreement with Francorp, Inc., a franchise consulting group, to develop and implement a comprehensive franchise program. Under the Franchise Development Agreement, Francorp was paid $60,000 in cash, 37,400 shares of our common stock, and warrants to purchase 38,000 shares of our common stock. The Franchise Development Agreement requires Francorp to complete all of its work within one year.

     The initial expenditure to Francorp was expensed and paid in the fiscal year 2001 to enable Health Express to complete all the necessary documents to enable them to move forward as a franchise operation. Expenses in 2002 were minimal because of the upfront fees paid to Francorp to cover the completion of this project. Because Health Express did not begin selling franchises until October 2002, Health Express did not incur any marketing and advertising expense for that year. Health Express does expect to incur operational, marketing and advertising expenses going forward as the necessary funds become available.

     The current marketing program provides the opportunity for an interested party to visit Health Express' website, submit an inquiry, and then upon pre-qualification, to receive more specific and detailed information based on their state of residence and level of qualification. Health Express believes that prior industry experience is not required, but is desirable, as the technical skills required to learn the business can be taught during the training period. However, all franchise candidates must possess certain personal qualities such as: service and people oriented, positive can-do attitude, results driven action-oriented, higher than average attention to detail, assertive, with strong communication and planning skills.

     On February 20, 2003, Health Express sold its first franchise to one of Health Express' directors. The franchisee has started construction on a location in South Florida. The Franchise Agreement was entered into February 14, 2003 between Healthy Express Franchise Company and The Junie Corp. Under the Franchise Agreement, The Junie Corp. has the right to operate one Healthy Bites Grill restaurant, was obligated to pay an initial franchise fee of $30,000 and a grand-opening advertising fee of $5,000 at the time of signing of the agreement, and is obligated to pay continuing fees comprised of a royalty fee of 4% of gross revenue of the restaurant and an advertising fee of 3% of gross revenues of the restaurant. On September 30, 2003, the second franchise was sold to the same director of Health Express. The Franchise Agreement was entered into September 30, 2003 between Healthy Express Franchise Company and The Myrick Corporation with the same terms as the first franchise.

Liquidity And Capital Resources During 2004

     As of May 7, 2004, we had approximately $226,000 in cash and cash equivalents. This amount of available cash is not sufficient to satisfy our need for working capital for the short term.

     Management realizes that we must ultimately be able to generate sufficient cash flows from the profitable operation of the business to allow it to successfully sustain itself independent of outside capital and loans.

     Cash used in operating activities during the three months period ended March 28, 2004 was $234,847, compared to $211,066 for the same period a year earlier.

     Cash used in investing activities was $3,323 for the three months period ended March 28, 2004, compared to cash provided by investing activities of $8,003 in the same period for 2003. The decrease in cash used in investing activities was attributable to the fact that we purchased $3,323 of property or equipment during the three months ended March 28, 2004 compared with no purchases of property and equipment during the same period in 2003.

     Cash provided by financing activities was $549,255 for the three months period ended March 28, 2004, compared to $261,000 in the same period for 2003. The cash provided in the 2004 period was from the net proceeds from the issuance of promissory notes.

     The restaurant operations have incurred losses since inception. Management believes that it will require approximately $158,000 in additional capital to fund restaurants operations for the Boca Restaurant for the next twelve months. Health Express had $370,161 in cash and cash equivalents as of March 28, 2004.

     On January 12, 2004, we executed a promissory note with Cornell in the face amount of $100,000. The note was repaid by the due date through an escrow agent with proceeds received under the Equity Line of Credit Agreement.

     On February 13, 2004, we executed a promissory note with Cornell in the face amount of $500,000. There were debt issue costs related to this promissory note of $50,745, which were classified as a debt issue cost asset on the balance sheet. $10,980 of amortization of debt issue costs was recorded during the quarter. The note has a 178-day term. At March 28, 2004, the promissory note balance was $500,000.

Liquidity And Capital Resources During 2003 And 2002

     We incurred a net loss of $2,046,340 and $1,069,054 for the years ended December 28, 2003 and December 29, 2002, respectively, and had an accumulated deficit of $9,921,024 and $7,874,684 at December 28, 2003 and December 29, 2002,
respectively. Management recognizes that Health Express must generate additional resources to enable it to continue operations. Management is planning to obtain additional capital principally through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon Health Express obtaining additional equity capital and ultimately obtaining profitable operations. However, no assurances can be given that Health Express will be successful in these activities. Should any of these events not occur, the accompanying consolidated financial statements will be materially affected.

     Health Express is at present meeting its current obligations from its monthly cash flows, which during 2002, 2003 and to date in 2004 has included cash from operations, investor capital, and loans from related parties. However, due to insufficient cash generated from operations, we currently do not internally generated cash sufficient to pay all of our incurred expenses and other liabilities. As a result, we are dependent on investor capital and loans to meet our expenses and obligations. Although investor funds and related party loans have allowed us to meet our obligations in the recent past, there can be no assurances that our present methods of generating cash flow will be sufficient to meet future obligations. Historically, we have, from time to time, been able to raise additional capital from sales of its capital stock, but there can be no assurances that we will be able to raise additional capital in this manner. We also received $155,750 in 2003 and $66,660 in 2002 of financing from three directors of Health Express. The notes payable bear interest at 5.5% per annum and are payable on December 31, 2004.

     We received $70,000 in financing from a related party on May 20, 2002. The note was payable on September 20, 2002 and included interest at 5.5% per annum. On November 8, 2002, the $50,000 note payable, after repayment of $20,000 principal, was extended through March 31, 2003 at an interest rate of 7% per annum and the issuance of 5,000 shares of our restricted common stock to the note holder. The shares issued were valued at $1,750, and this amount was recorded as interest expense. The $50,000 note payable was extended through July 31, 2003 at an interest rate of 7% per annum and the issuance of 10,000 shares of our restricted common stock to the note holder. The shares issued were valued at $3,500 and were recorded as interest expense in the financial statements. On August 4, 2003, the $50,000 note payable was paid in full.

     There is no assurance that these individuals would be willing to make such loans in the future, or if such loans were available, that they would be at terms acceptable to Health Express. Management realizes that we must ultimately be able to generate sufficient cash flows from the profitable operation of the business to allow it to successfully sustain itself independent of outside capital and loans. Our 2003 capital raising activities are described below.

     Cash used in operating activities was $878,472 for the year ended December 28, 2003 compared to $642,214 for 2002. The increase in cash used was due primarily to the increased loss from continuing operations of $1,200,080, increased depreciation expense of $62,240 and an increase in accounts payable and accrued liabilities of $128,337. There were also increases in non-cash expenses of $240,103 relating to stock and convertible debt issuances, charges for options and warrants and the beneficial conversion charges on the convertible debenture, plus an increase in non-cash expenses of $403,411 for impairment loss on restaurant fixed assets.

     Cash used in investing activities was $3,520 in 2003 compared to $398,575 in 2002. This decrease was principally due to the purchase of property and equipment for the Boca Raton restaurant in 2002 of $518,607, which was partially offset by the sale of restaurant assets of $120,000 (which was the Fort Lauderdale, Florida restaurant).

     Cash provided by financing activities was $933,504 during fiscal year 2003 compared to $837,184 during the same period in 2002. This increase was mainly due to higher proceeds from the issuance of debentures and promissory notes in 2003, partially offset by lower sales of equity securities in 2003.

     The restaurant operations have incurred losses since inception. Management believes that it will require approximately $158,000 in additional capital to fund restaurant operations, and a total of $1.3 million to fund overall company operations, for the next twelve months. Health Express has currently approximately $370,161 in cash and cash equivalents as of March 28, 2004.

     The original flagship restaurant in Fort Lauderdale, Florida lost approximately $267,000 for the year ending December 29, 2002. The restaurant equipment and supplies were sold on September 23, 2002 to an unaffiliated third party buyer. This restaurant is reported as discontinued operations in the accompanying year 2002 financial statements.

     On January 17, 2003, the Company sold $250,000 of convertible debentures to Cornell Capital Partners. These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The debentures are convertible into our common stock at the holders' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. In accordance with applicable accounting standards for such issuances, we recorded an interest charge of $62,500 at issuance to account for the imbedded beneficial conversion feature. In addition, we recorded these other charges at issuance: $37,500 in professional fees, $20,000 in commissions, and (as described below) $75,000 for the Equity Line of Credit Agreement commitment fee (recorded as interest expense); these amounts were withheld from the proceeds of the debenture at closing. We have the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 10,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. $50,000 of the debenture was acquired and effectively redeemed by Charles D. Bleiwise for $60,000 on our behalf, and $100,000 of the debenture was converted into 283,804 shares of common stock in fiscal year 2003.

     In August 2003, issued a convertible debenture to Mr. Bleiwise for $60,000 in consideration for the redemption described above. The debenture has the same features as the debenture to Cornell Capital Partners except that when the debenture is converted, the shares will be restricted shares. We recorded an interest charge of $15,000 at issuance to account for the imbedded beneficial conversion feature in the new $60,000 debenture. In August 2003, Mr. Bleiwise converted the $50,000 debenture acquired from Cornell into 151,515 shares of our common stock.

     Outstanding convertible debentures at December 28, 2003 totaled $160,000.

     On March 13, 2003, Health Express entered into an Equity Line of Credit Agreement with Cornell Capital Partners. Under this agreement, Health Express may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5.0 million. Subject to certain conditions, we are entitled to draw down on the Equity Line of Credit Agreement now that the common stock to be issued under the Equity Line of Credit Agreement is registered with the Securities and Exchange Commission and the registration statement was declared effective on July 24, 2003, and for two years thereafter. The purchase price for the shares is equal to 95% of, or a 5% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $100,000, with no advance occurring within seven trading days of a prior advance. In addition, in each advance notice Health Express shall establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. Cornell Capital Partners received a one-time commitment fee of $90,000, of which $75,000 was paid in cash from the proceeds of the convertible debentures on January 23, 2003, and the balance was paid from the proceeds of the initial advance under the Equity Line of Credit Agreement. Cornell Capital Partners is entitled to retain a fee of 5.0% of each advance. The net effect of the 5% discount and the 5% retainage of each advance is that Cornell Capital Partners shall pay 90% of the applicable closing bid price for each share of Health Express' common stock.

     During fiscal year 2003, Health Express made draws totaling $425,000 under the Equity Line of Credit Agreement, selling 950,878 shares of common stock to Cornell Capital Partners. Of this amount, $400,000 was directed to and held by an escrow agent and was used by the escrow agent to repay $400,000 of the promissory notes issued to Cornell described in the following three paragraphs. The remaining $25,000 of proceeds was used for general working capital.

     On July 25, 2003, we executed a promissory note in favor of Cornell Capital Partners in the face amount of $300,000. This note had a 90-day term and was repaid by the due date. We recorded commissions of $30,000 and professional fees of $57,315 on this transaction. At December 28, 2003, the promissory note was paid in full through the proceeds received under the Equity Line of Credit Agreement.

     On October 31, 2003, we executed a promissory note with Cornell Capital Partners in the face amount of $100,000. At December 28, 2003, the promissory note was paid in full through the proceeds received under the Equity Line of Credit Agreement.

     On December 9, 2003, we executed a promissory note with Cornell in the face amount of $100,000. At December 28, 2003, the promissory note balance was $100,000.

     Subsequent to December 28, 2003, on January 12, 2004, we executed a promissory note with Cornell in the face amount of $100,000. The note has a 59-day term and was repaid by the due date. On February 13, 2004, we raised additional cash through the execution of a promissory note with Cornell in the face amount of $500,000. The note has a 178-day term.

     We expect to raise sufficient cash through these means to meet its short-term capital requirements. However, no assurance is given that Health Express will be able to raise sufficient funds to meet long-term capital needs. Our directors, officers and employees also may provide additional funds by exercising their stock options, however, they are under no obligation to do so and they have made no commitment to exercise. If 2,038,000 outstanding warrants at exercise prices of $1.00 and $2.00, and 3,556,800 options held by the directors are exercised at an exercise price of $0.35, we will receive $2,076,000 and $1,244,880, respectively. However, none of the warrant holders are required to, nor have they committed to, exercise their respective warrants. We may also seek alternative sources of financing, including from more conventional sources such as bank loans and credit lines. However, no assurances can be given that we will be able to meet its needs through the sale of securities or otherwise. Further, the availability of any future financing may not be on terms that are satisfactory to us.

     From time to time, Health Express may evaluate potential acquisitions involving complementary businesses, content, products or technologies. Health Express' future capital requirements will depend on many factors, including growth of Health Express' restaurants business, the success of its franchising operations, economic conditions and other factors including the results of future operations. If we are unable to raise sufficient funds to meet its long-term capital needs, there is a risk that Health Express will be required to cease operations.

Contractual Obligations And Commercial Commitments

     The following chart sets forth Health Express' contractual obligations and commercial commitments and the time frames for which such commitments and obligations came due as of December 28, 2003.


                                                                     PAYMENTS DUE BY PERIOD
                                           --------------------------------------------------------------------------------
                                                                              TOTAL
                                           --------------------------------------------------------------------------------
CONTRACTUAL OBLIGATIONS                           TOTAL            1 YEAR         2-3 YEARS        4-5 YEARS        6 YEARS
-----------------------------------        ------------      ------------       -----------      -----------       --------
Debenture(1)                               $    160,000         $      --       $   160,000        $      --       $     --
Lease Obligations(2)                            324,418           150,125           174,293               --             --
Notes Payable-Related Parties                   222,410           222,410                --               --             --
Promissory Note                                 100,000           100,000                --               --             --
Employment Contracts(3)                         860,000           340,000           430,000           90,000             --
Advertising(4)                                   10,000            10,000
                                          -------------      ------------       -----------       ----------       --------
Total Contractual Cash Obligations        $   1,676,828       $   822,535       $   764,293       $   90,000       $     --
                                          =============      ============       ===========       ==========       ========


--------------

(1) Long Term Debt Obligations include principal amount of $160,000 debenture, excluding interest and assuming debenture is redeemed in cash rather than through the issuance of common stock.

(2) Health Express leased two properties; one in Deerfield Beach, Florida, for administrative offices and one in Boca Raton, Florida, for its restaurant operations. These amounts represent the future minimum lease payments due under these leases.

(3) These represent the minimum contractual obligations to Messrs. Baker, D'Alonzo and Nevin under their current employment agreements.

(4) Represents grand opening advertising fees of $5,000 paid by the franchisees of two locations.

                             DESCRIPTION OF BUSINESS

Business Development

     Health Express was incorporated in the State of Florida on July 2, 1998 for the purpose of developing a health and gourmet fast food restaurant for franchising. On April 10, 2000, Health Express began operations of its first restaurant, Healthy Bites Grill, in Fort Lauderdale, Florida. We operated the restaurant through a wholly owned subsidiary, Healthy Bites Grill, Inc. ("HBG"), incorporated in Florida on January 26, 1999. In September 2002, the restaurant equipment and supplies were sold to an unaffiliated third party buyer. The lease between Health Express and the landlord, which expired on January 31, 2004, was assigned to the buyer, but we remained as a guarantor until January 31, 2004. As of the date of this registration statement, the obligations related to the lease have been satisfied. The restaurant offered eat-in, take out, and drive-thru service. This restaurant proved to be a testing ground in determining, among other factors, consumer menu item preferences, ideal market demographics, kitchen equipment requirements, food pricing guidelines, employee training and labor and sales targets for profitable operations. Healthy Bites Grill is currently an active corporation but has not conducted business since the sale of the assets on September 23, 2002. Its activity is now shown as discontinued operations in the accompanying financial statements.

     Our Boca Raton restaurant started operations on June 24, 2002. We also completed a Uniform Franchise Offering Circular to launch the franchise program on October 1, 2002. Health Express operates the second restaurant through a wholly owned subsidiary, Healthy Bites Grill of Boca, Inc. and franchise operations are conducted through a wholly owned subsidiary, Health Express Franchise Company. Both of these companies were incorporated in Florida on May 7, 2001.

Industry Overview

     Our vision is to merge three industries: fast food, quick casual operations and health food restaurants. The fast food industry, a staple of the American consumer, is a multi- billion-dollar industry of which we are a part, is dominated by hamburger chains and followed by chicken, Mexican and Italian food segments.

     Dining out and dining fast are not the only trends when it comes to food. An increasing number of Americans are developing a healthy appetite for healthy eating, and that trend is growing (1). As the millennium began, Americans were spending a combined $32.1 billion a year on natural and organic products (2), up 14% from 1999 and up dramatically from the $4.2 billion in sales in 1990(3). Forty-eight percent of consumers use organic products at least occasionally, and retail sales of organic products- about $9 billion in 2001 are expected to grow by about 20% a year, reaching $20 billion by 2005(4). The trend toward a lifestyle balanced by proper exercise and nutrition naturally leads the health conscious consumer to look for a place to eat that will provide healthy and tasty foods at a reasonable price, without sacrificing convenience. Health Express seeks to fill this current void in the fast food industry.

     1. Nutrition and you: trends 2000 American Dietetic Association, January 2000.

     2.   Natural products research report, Gourmet Retailer, Oct. 2001, p72.

     3. Natural products sales continue to rise in 2000, Food Institute Report, Oct 8, 2001, p4.

     4.   Natural products research report, Gourmet Retailer, Oct. 2001, p.72.

Operations Of Flagship Restaurant

Location And Products

     We began operations of its first restaurant on April 10, 2000. The restaurant was a free standing building on a corner lot adjacent to a major thoroughfare in Fort Lauderdale, Florida. This location provided Health Express with a testing ground to survey consumer appeal to a developing menu based on healthy and good tasting items. This menu, which is being used in the Boca Restaurant, is comprised, in part, by burgers, wraps and pockets, solo pizzas and salads. A juice bar offers smoothies, juices and power drinks. Burgers include the grilled turkey burger, angus burger, grilled chicken breast and various pocket sandwiches. All pizzas are made with fresh tomato sauce and served with mozzarella with a variety of fresh toppings. Salads are prepared daily with fresh greens and are served with a variety of dressings. Oven baked fries, rice platters, whole wheat tortilla wraps and custom built sandwiches are also included.

     The restaurant equipment and supplies were sold on September 23, 2002 to an unaffiliated third party buyer. On September 23, 2002, we sold certain of its assets to Richard A. Weitz and his assignee, Roll-A-Round Real Roast Beef, Inc., a closely-held Florida corporation. The assets purchased by Weitz included equipment and supplies which we used at our restaurant operation located at 1538-A East Commercial Blvd., Fort Lauderdale, Florida. The purchase price was $120,000 cash paid by Weitz at closing, less credits for repairs, taxes, broker commissions, attorney's fees and costs, and an escrow of $12,500 of the purchase price for any outstanding sales taxes or other liabilities for the 90 days following the closing of the transaction. The balance of the escrow funds have been forfeited by Health Express. The purchase price was determined through arm's-length negotiation between Health Express and Weitz. There was no relationship, material or otherwise, between Health Express or any of its affiliates, officers or directors, or any associate of any such directors or officers and Weitz or Roll-A-Round. The lease between Health Express and the landlord which expired on January 31, 2004 was assigned to Roll-A-Round and we agreed to remain as a guarantor on the lease until January 31, 2004. As of the date of this registration statement, Health Express' obligation related to the lease had been satisfied.

     We opened the Boca Restaurant in June 2002, which is located adjacent to the only major shopping mall in Boca Raton, Florida. Boca Raton's population density is centralized in a relatively small area, close to the main north/south highway and includes a major university, a large financial and service business district and several strip malls. Surrounding these urban centers is a community of primarily higher income households, singles and a thriving "yuppie" community with discriminating taste and buying power.

     Management believes that our success lies in building customer relationships, pursuing new customers and improving the buying and warehousing of inventory to increase gross margins. Management believes that a significant customer base can be built by implementing an expansion program of additional restaurants, whether company-owned or franchised, and by designing sales and marketing programs to target South Florida areas.

     A new emphasis on consumer eating habits toward more healthy and nutritious foods, a robust retail market and a commercial and residential construction boom combine to create a dynamic business climate in South Florida. We believe that South Florida offers business a prime geographic location in areas that are quickly becoming "the place" for high tech companies-with global communications facilities, breathtaking views, art and culture, good higher education, first-rate housing, parks and open space, and unrivaled shopping and nightlife. Management believes the population of South Florida will experience significant growth in the next five years based on these factors.

Services And Distribution

     All foods are prepared in the on-site kitchen. Customers can choose to eat inside our restaurant, within very pleasant and clean surroundings, or order meals for take-out or via our drive-thru facility. Food products are delivered directly to the restaurant from the various suppliers on a regular basis.

Competitive Business Conditions

     Health Express has substantial competition from the several existing fast food chains offering conventional fast food near our present location. However, they offer only a limited selection of health food items. In fact, these competitors are the ones that offer the type of fast food that the health conscious American consumer is now avoiding.

     The food service industry as a whole is intensely competitive with respect to food quality, concept, location, service, and price. In addition, there are many well-established food service competitors with substantially greater financial and other resources than Health Express and with substantially longer operating histories. Health Express believes that it competes with national, regional, and local take-out food service companies, quick service restaurants, casual full-service dine-in restaurants, delicatessens, cafeteria-style buffets, and prepared food stores, as well as with supermarkets and convenience stores.

     Management anticipates that it also may have competition from established health food stores and small single proprietary health food restaurants. Management believes that there are limited direct competitors in the area of healthy fast food in South Florida. It is also the opinion of management, although no assurances can be given, that Health Express has a competitive edge which is based on a combination of consumer demands for a reasonably priced healthy meal in less time and with consistently good taste. Competitors in the health food market, such as Wild Oats or Whole Foods Market, are currently successful but do not offer fast food with the convenience of a drive-thru.

     There are numerous companies engaged in fast food operations and there are a growing number of health food restaurants. The principal competitive factor in the fast food industry is customer convenience and reasonable prices. The principal competitive factor in the emerging industry of health food restaurants is nutritious and tasty food at a reasonable price without sacrificing convenience. Many of these companies are larger and have greater access to experienced management and capital resources and, accordingly, Health Express may not be able to maintain a competitive position in the market place. Failure to maintain a competitive market position would have a detrimental effect on Health Express' operations and its business.

Intellectual Property

     Health Express filed a federal registration for the trademark name "Healthy Bites Grill" for use by all future restaurant locations, whether company-owned or franchised, and on October 4, 2002 received approval and ownership from the U.S. Patent and Trademark Office for its exclusive use. Health Express does not own any patents.

Governmental Regulations And Approvals

     As a marketer and distributor of food products, Health Express is subject to the Federal Food and Drug and Cosmetic Act and the regulations promulgated thereunder by the U.S. Food and Drug Administration ("FDA"). The FDA regulates manufacturing and holding requirements for food through its current good manufacturing practice regulations, specifies the standard of identity for certain foods and prescribes the format and content of certain information required to appear on food labels. In addition, Health Express is subject to the Perishable Agricultural Commodities Act and regulations promulgated thereunder by the U.S. Department of Agriculture ("USDA"). The USDA imposes standards for product quality and sanitation and the grading and commercial acceptance of produce shipments from Health Express' suppliers. Health Express, its products and facilities are also subject to state and local regulations through such measures as the licensing of its facilities and enforcement by state and local health agencies.

Consumer Research

     We have conducted internally generated surveys through the use of consumer response cards collected at its restaurants where they are available at the counter for voluntary use by customers. The responses generated by these cards have provided management with valuable information concerning consumer preferences and demands. Health Express has been able to make menu changes to keep pace with these preferences. As a result, we believe we have developed a healthy broad-based menu.

Facilities And Employees

     Health Express leases corporate headquarters in Deerfield Beach, Florida for management, accounting, and administrative services. The Boca Restaurant is on a leased property located approximately three miles from the corporate office.

     As of July 6, 2004, there are four employees at the corporate level and approximately 20 employees at the Boca Restaurant, of which 10 are full time and 10 are part time. None of the present employees are represented by a labor union and it is anticipated that no future employees will be union represented. Health Express considers its employee relations to be good.

     Each additional restaurant location, whether company-owned or franchised, will require approximately 12 to 20 employees. Health Express will require accounting on a regular basis from all locations for centralized management reporting of results of operations, accomplished through the use of a standard point-of-sale system by all restaurant operations.

     Health Express, presently, does not own or plan to own real estate. However, management may decide to invest in real estate, if the right opportunity presents itself.

                                   MANAGEMENT

     As of July 14, 2004, the directors and executive officers of Health Express, their age, positions in Health Express, the dates of their initial election or appointment as directors or executive officers, and the expiration of their terms are as follows:


Name of Director/
  Executive Officer                     Age       Position                              Period Served
--------------------                    -----     ------------------------------------  --------------------
Douglas Baker                              41     Director and Chief Executive Officer  July 2, 1998 to date
Raymond W. Nevin                           57     President                             February 3, 2003 to date
Marco D'Alonzo                             38     Director, Secretary and Chief         July 2, 1998 to date
                                                    Operating Officer
Susan Greenfield                           39     Director                              May 7, 2001 to date
Patricia Durante                           43     Chief Financial Officer               February 18, 2003 to date


     There are no family relationships between or among the directors, executive officers or any other person. None of Health Express's directors or executive officers is a director of any company that files reports with the SEC. None of our directors have been involved in legal proceedings.

     Our directors are elected at the annual meeting of stockholders and hold office until their successors are elected. Our officers are appointed by the Board of Directors and serve at the pleasure of the Board and are subject to employment agreements, if any, approved and ratified by the Board.

Douglas Baker

     Mr. Baker has more than 10 years of sales experience in the competitive financial service industry. He has been actively involved in the financial public relations industry since 1994. He has been a licensed stockbroker, 220 insurance agent and mortgage broker. From 1994 to 1998 he was Vice President and co-owner with Marco D'Alonzo of First Equity Group, Inc. a financial public relations company, where he was in charge of company operations including cash flow management, budgeting, public relations and human resources. Thereafter, Mr. Baker founded Health Express.

Marco D'Alonzo

     Mr. D'Alonzo is experienced in corporate, financial and business affairs. He has owned and operated two financial related businesses. From 1994 to 1998 he was also co-owner with Mr. Baker of First Equity Group, Inc., where he acted as President, with duties including marketing, business development and client relations. Thereafter, Mr. D'Alonzo founded Health Express.

Raymond W. Nevin

     Mr. Nevin has more than 30 years of senior leadership experience in the restaurant industry, with an emphasis on growth management. From July 1988 to May 1992, he served as president and CEO of Damon's The Place for Ribs. Mr. Nevin grew Damon's from $38 million to over $100 million in 4 years. From August 1992 to January 2002, he served as president and COO of Pizza U.S.A. Management. Nevin managed operations and national growth, implemented numerous operational improvements, and initiated the franchise program. From February 2002 to January 2003, he served as V.P. of Sales for TurboChef Technologies, Inc., a manufacturer of high speed commercial cooking equipment; Mr. Nevin managed senior level consultative selling. Mr. Nevin joined Health Express initially as a consultant, and was appointed president in February of 2003.

Susan Greenfield

     From 1987 to the present, Ms. Greenfield has served as Treasurer of Rider Insurance Company, which specializes and leads the industry in insuring motorcycles within the State of New Jersey. Rider Insurance is a principal shareholder of Health Express. Ms. Greenfield has served on the Board of Trustees for the June Bleiwise Supporting Foundation since 1996. Ms. Greenfield received her Bachelor of Science degree in Education from the University of Miami in 1987.

Patricia Durante

     Ms. Durante is a Certified Public Accountant with a background in both public and private businesses. Ms. Durante has worked for a large international CPA firm and has owned her own CPA firm. Ms. Durante has also worked as controller for various public companies from 1985 to 1991 when she started her own CPA firm. From 2000 to 2003, Ms. Durante worked for Mackenzie Investment Management Inc., a mutual fund company, as Tax and Financial Reporting Manager. Prior to that, from 1991 through 1999, Ms. Durante had her own CPA firm where she prepared tax returns, financial statements and SEC reporting for several small public companies.

Involvement In Legal Proceedings

     No executive officer or director of the Company has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

     No executive officer or director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

Audit Committee And Financial Expert

     We presently do not have an audit committee. Douglas Baker and Marco D'Alonzo perform some of the same functions of an audit committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.

Code Of Ethics

     We have adopted a corporate code of ethics that applies to our principal executive officers, principal financial officer, principal accounting officer and any persons performing similar. The Code of Ethics has been filed along with our form 10-KSB on March 29, 2004.

Executive Compensation

     The following table sets forth, for the fiscal year ended December 28, 2003 and December 29, 2002 and December 30, 2001 certain information regarding the compensation earned by our Chief Executive Officer and each of our most highly compensated executive officers whose aggregate annual salary and bonus for fiscal 2003 exceeds $100,000, (the "Named Executive Officers"), with respect to services rendered by such persons to Health Express and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                 Long-Term
                                 Annual Compensation          Compensation
                              -----------------------     ----------------
                                                          Restricted Stock
Name And Principal Position    Year            Salary               Awards
---------------------------   -----          --------     ----------------
Douglas Baker,                 2003           $35,358                 None
CEO and                        2002           $28,014                 None
President                      2001           $18,955             $105,000

Marco D'Alonzo,                2003           $35,308                 None
COO and                        2002           $28,335                 None
Secretary                      2001           $18,553             $ 30,000

Bruno Sartori,                 2003              None                 None
CFO(1)                         2002              $500              $50,425
                               2001           $16,596              $90,000

Ray Nevin,                     2003           $79,615                 None
President

Russ Lo Bello(2)               2002           $20,000                 None
President


---------------

(1) Mr. Sartori's employment agreement expired on August 31, 2002. The exercise period for the balance of 142,366 unexercised options to purchase shares of Health Express' common stock was extended to expire on August 31, 2007, unless sooner exercised in accordance with their terms.

(2) Mr. Lo Bello was employed as President of a subsidiary from May 5, 2002 through August 23, 2002.

Option Grants

     The following table contains information concerning the stock option grants to each of the named executive officers. No stock appreciation rights were granted to these individuals during any year.


                                        Individual Grants
                  -------------------------------------------------------------
                                           % of Total
                                  Number      Options
                           of Securities      Granted
                              Underlying to Employees
                  Year of        Options  in Calendar  Exercise Price Expiration
Name                Grant        Granted         Year       ($/Sh)(1)       Date
-------------     -------  ------------- ------------  -------------  ----------
Douglas Baker        1999      2,000,000        47.62         $ 0.35        (2)
Marco D'Alonzo       1999      2,000,000        47.62         $ 0.35        (2)
Bruno Sartori        2000        150,000        65.22         $ 1.31        (3)

-------------

(1)  The exercise price is to be paid in cash.

(2) The options are exercisable in whole or in part at any time until the earlier to occur of (i) the exercise of all options;(ii) he is no longer employed by Health Express; and (iii) the expiration of ten years from the date of grant.

(3) The options, as originally issued, were exercisable in whole or in part at any time until the earlier to occur of (i) the exercise of all options:
     (ii) he is no longer employed by Health Express; and (iii) the expiration of the two years and three months from the date of the grant. The exercise period for the unexercised options was extended by the Board to expire on August 31, 2007, and the employment requirement waived.

Fiscal Year-End Option Values

     The following table sets forth information regarding each exercise of stock options and the value realized and the number and values of unexercised options held by each of the named executive officers as of July 14, 2004.


                                                    Number of Securities             Value of Unexercised
                                                   Underlying Unexercised                In-the-Money
                    Shares          Value            Options at 12/29/02             Options at 12/29/02
                   Acquired         Value       ------------------------------   -----------------------------
Name              on Exercise     Realized      Exercisable     Unexercisable    Exercisable    Unexercisable
--------------    ------------    ---------     -----------     --------------   -----------    --------------
Douglas  Baker      160,000         $   --       1,840,000           -0-(1)       $ 110,400             -0-
Marco D'Alonzo      283,200         $   --       1,716,800           -0-(1)       $ 103,008             -0-
Bruno Sartori         7,634         $   --         142,366           -0-(2)          $    0             -0-



--------------

(1) Equal to the fair market value of securities underlying the option at the fiscal year end ($0.411) minus the exercise price ($ 0.35) payable for those securities.

(2) No value is recognized on outstanding options exercisable at December 28, 2003, because the value of the underlying securities $1.10 per share of common stock is less than the exercise price for those securities ($1.31).


Compensation Of Directors

     Health Express did not issue any shares of common stock as compensation to any director in 2002, 2003 or 2004.

Employment Agreements

     On December 6, 2002, we entered into employment agreements with Douglas Baker and Marco D'Alonzo for a one-year term expiring on December 5, 2003. Under these employment agreements, unless either party gave to the other written notice of termination on or before October 31, 2003, the term of their agreements would, on December 6, 2003, be extended for a period of one year, commencing as of December 6, 2003 and expiring on December 5, 2004. The contracts automatically renewed and will now expire on December 5, 2005. The salaries for both officers will be equal to an annual amount of $125,000 and will be accrued if Health Express is unable to pay any or all of the salary. If either executive shall die during the term of the agreement, we will pay (no more than 30 days after the executive's death) an amount in cash equal to the executive's compensation determined as of the date of the executive's death. If the executive becomes disabled, we are obligated to pay him in the ordinary course of business. If we terminate the agreement, we are obligated to pay the executive his salary only, in the ordinary course of business. If the executive terminates the agreement for "good reason" as defined in the agreement, we shall pay him in cash, an amount equal to twice the executive's compensation. If there is a change in control of the Company, we shall pay the executive in cash, his base amount multiplied by 2.99. Any and all stock options shall vest on the termination date.

     On August 31, 2002, the employment agreement for Bruno Sartori as Chief Financial Officer of Health Express expired and Mr. Sartori notified the Board of Directors that he would not seek to extend the agreement. On August 30, 2002, the Board approved an extension of the exercise period for the unexercised options granted to Mr. Sartori under his employment agreement for a five-year period ending August 31, 2007.

     On February 3, 2003, we entered into an employment agreement with Raymond Nevin as its President, after a 90-day probationary period, for a period of five
(5) years from the date of the agreement. The initial salary is an annual amount of $90,000, which will increase to an annual amount of $110,000 after the sale of three (3) Healthy Bites Grill Franchises. Mr. Nevin will also be granted cash and stock bonuses based on achieving certain milestones as spelled out in the employment agreement. If Mr. Nevin should become ill or incapacitated, we have the right to terminate the agreement within 10 days and pay his compensation up to the date of termination. If we terminate Mr. Nevin for cause, he will be paid any unpaid portion of his annual salary and accrued benefits up to the date of termination.

                             DESCRIPTION OF PROPERTY

     We lease approximately 1,400 square feet for its corporate headquarters located at 1761 W. Hillsboro Blvd, Suite 203, Deerfield Beach, Florida. The lease commenced on May 15, 2002 for a term of three years. The monthly rent is $1,400. Additional rent of $816.67 plus sales tax is adjusted annually as set forth in the lease.

     Our Boca Restaurant, located at 21300 St. Andrews Boulevard, opened on June 24, 2002 and is adjacent to the city's major shopping mall which is approximately two miles from the north/south interstate. The Boca Restaurant is a freestanding building, previously used as a fast food restaurant with an existing drive-thru facility. It is approximately 4,000 square feet with a capacity of inside seating for approximately 98 customers. On May 7, 2001, Health Express entered into a five-year lease, with two five-year options. Initial monthly rental payments are $8,333.33 plus common area maintenance of $1,900 and real estate taxes of $1,400. During the third quarter of 2003, the total amount of the monthly payments had been reduced, as the common area maintenance payments have been deferred due to a re-negotiation of the lease. If there have been no defaults by us under the lease and on the last day of the lease term, and all sums due to the landlord have been paid by us, then the deferred amount will be forgiven by the landlord. We believe there have been no defaults under the lease. If a default were to occur, we would immediately record the deferred costs as a liability.


                               LEGAL PROCEEDINGS

     Health Express is not involved, nor have we been involved in any legal proceedings since its inception.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect of the beneficial ownership as of July 14, 2004 for: (i) any person who we know is the beneficial owner of more than 5% of our common stock; (ii) each of our directors or those nominated to be directors and executive officers; and (iii) all of our directors and executive officers as a group.


                             Security Ownership of Certain Beneficial Owners
---------------------------------------------------------------------------------------------------------
                                                                  Amount and Nature
                          Name and                                    of Beneficial         Percentage of
Title of Class            Address of Beneficial Owner                     Ownership                 Class (3)
-------------             -------------------------------        ------------------         -------------
Common                    Douglas Baker                                   3,984,820(1)              21.22%
                          5206 NW 28 St.
                          Margate, Florida  33063

Common                    Marco D'Alonzo                                  3,581,593(1)              19.08%
                          4180 NW 6 Ct.
                          Deerfield Bch. FL. 33442

Common                    Rider Insurance Company                         3,666,667(2)              19.53%
                          120 Mountain Avenue
                          Springfield, New Jersey 07081



                                     Security Ownership of Management
---------------------------------------------------------------------------------------------------------
                                                                  Amount and Nature
                          Name and                                    of Beneficial         Percentage of
Title of Class            Address of Beneficial Owner                     Ownership                 Class (3)
-------------             -------------------------------        ------------------         -------------
Common                    Douglas Baker                                   3,984,820(1)              21.22%
                          5206 NW 28 St.
                          Margate, Florida  33063

Common                    Marco D'Alonzo                                  3,581,593(1)              19.08%
                          4180 NW 6 Ct.
                          Deerfield Bch. FL. 33442

Common                    Susan Greenfield                                  478,858                  2.55%
                          19277 Natures View Court
                          Boca Raton, Florida 33498

Common                    Raymond Nevin                                     412,000(1)               2.19%
                          650 Canistel Lane
                          Boca Raton, Florida 33486



                                     Security Ownership of Management
---------------------------------------------------------------------------------------------------------
                                                                  Amount and Nature
                          Name and                                    of Beneficial         Percentage of
Title of Class            Address of Beneficial Owner                     Ownership                 Class (3)
-------------             -------------------------------        ------------------         -------------
Common                    Patricia Durante                                   85,600                   *
                          6620 Marbletree Lane
                          Lake Worth, Florida 33467



All Officers And Directors
  As A Group (6) Persons                                                  8,542,871                 45.50%



---------------

*    Less than 1%.

(1) Mr. D'Alonzo and Mr. Baker have options to purchase 1,716,800 and 1,840,000 shares, respectively, of common stock at an exercise price of $0.35 per share. The options are exercisable for a period of ten years from June 15, 1999 and are included in the calculation of ownership in accordance with Rule 13(d) of the Securities Act. Mr. Nevin has options to purchase up to 400,000 shares. These options are exerciseable at a price of $0.55 per share and expire in February 2008.

(2) Rider Insurance Company has warrants to purchase 2,000,000 shares of Health Express's common stock at an exercise price of $1.00. The warrants are exercisable for a period of ten years from May 2, 2001.

(3) Applicable percentage of ownership is based on 18,775,554 shares of common stock outstanding as of July 14, 2004 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of July 14, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


Securities Authorized For Issuance Under Equity Compensation Plan

     The following table sets forth the securities that have been authorized under equity compensation plans as of July 14, 2004


                                                                         Number
                                                                      Of Securities
                                                                        Remaining
                                                                        Available
                                     Number                            For Future
                                 Of Securities                          Issuance
                                  To Be Issued    Weighted-Average    Under Equity
                                 Upon Exercise    Exercise Price   Compensation Plans
                                 Of Outstanding   Of Outstanding       (Excluding
                                    Options,         Options,          Securities
                                  Warrants And     Warrants And         Reflected
                                     Rights           Rights         In Column (a))
                                 -------------    ---------------   -----------------
                                      (a)               (b)                (c)
------------------------------   -------------    ---------------   -----------------
Equity compensation plans
 approved by security holders                0                0                    0
Equity compensation plans not
 approved by security holders        4,199,166            $0.45                    0
                                 -------------    ---------------   -----------------
TOTAL                                4,199,166            $0.45                    0
                                 =============    ===============   =================


     On April 21, 2003, we adopted our 2003 Stock Incentive Plan for a total of 400,000 shares of common stock. As of June 21, 2004, we issued 341,000 shares of common stock under this Plan to the following individuals:

                                                NUMBER
     NAME                                     OF SHARES
     --------------                           ---------
     Geoffrey Eiten                              50,000
     Allen Freed                                 40,000
     Michelle Kain                               20,000
     Keith Kanouse                               10,000
     Patricia Durante                           110,000
     Irwin Forman                               104,000
     Douglas Colassante                           2,000
     Carrie Fletcher                              2,000
     Stephen Bauer                                1,500
     Robert Weneck                                1,500

                  CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

     During the past two (2) years, Health Express has not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of Health Express's Common Stock, except as disclosed in the following paragraphs.

     We have received $155,750 in 2003 and $66,660 in 2002 from three of its directors: Mr. Baker, Mr. D'Alonzo and Ms. Greenfield. The money was received as short-term financing and evidenced by notes payable that bear interest at 5.5% per annum. These notes have been renegotiated to become payable on December 31, 2004.

     We received $70,000 in financing from an entity related to Mr. Sartori, the Daniel Sartori Trust on May 20, 2002. The note was payable on September 20, 2002 and included interest at 5.5% per annum. On November 8, 2002, $50,000 of the note payable, after repayment of $20,000 principal, was extended through March 31, 2003 at an interest rate of 7% per annum and the issuance of 5,000 shares of Health Express's restricted common stock to the note holder. The shares issued were valued at $1,750, and this amount was recorded as interest expense. The $50,000 note was extended through July 31, 2003 at an interest rate of 7% per annum and issuance of 10,000 shares of the Company's restricted common stock. On August 4, 2003, the $50,00 notes was paid in full.

     On December 6, 2002, we entered into employment agreements with Douglas Baker and Marco D'Alonzo for a one-year term expiring on December 5, 2003, renewable for a second year. The term of this Agreement was extended for a period of one year, commencing as of December 6, 2003 and expiring on December 5, 2004. The salaries for both officers will be equal to an annual amount of $125,000 and will be accrued if Health Express is unable to pay any or all of the salary.

     On February 3, 2003, we hired Raymond Nevin to be the new president of Health Express and entered into a five-year employment agreement with him. His initial salary was $90,000 per year and will increase to an amount of $110,000 after the sale of the first three franchises.

     On February 20, 2003, we sold its first franchise to one of Health Express' directors, Susan Greenfield. The franchisee has started construction on a location in South Florida. The terms of this franchise agreement are based on the standard franchise agreement with no special consideration. The franchise fee paid was $30,000 with an additional $5,000 advertising fee.

     On March 31, 2003, Susan Greenfield, a director of Health Express, purchased 142,858 shares of common stock at a price of $0.35 per share in a private placement pursuant to Section 4(2) of the Securities Act of 1933.

     On March 31, 2003, Equitilink, LLC, an unaffiliated California limited liability company, entered into an agreement with Health Express on March 31, 2003, under which Equitilink has agreed to provide public relations services to Health Express, including the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Health Express. The agreement had a ten-month term. Equitilink received 200,000 shares of Health Express' common stock. Subsequently on September 18, 2003 Health Express and Equitilink terminated the agreement and Equitilink returned to Health Express the 200,000 shares of common stock it received under the agreement.

     On March 31, 2003, J. Pollack & Company, Inc., an unaffiliated Florida corporation, entered into an agreement with Health Express under which J. Pollack & Company agreed to provide public relations services to Health Express, including disseminating information and creating market awareness about Health Express. The agreement has a twelve-month term. J. Pollack & Company. received 102,000 shares for its services. J. Pollack & Company was to also receive 120,000 shares of common stock, payable at 30,000 shares every third month after the effective date of this registration statement, as compensation under the agreement. Subsequently, on May 9, 2003, Health Express and J. Pollack & Company terminated the agreement and J. Pollack & Company returned to Health Express the 102,000 shares of common stock it received under the agreement.

     On April 25, 2003, Health Express entered into a consulting agreement with Geoffrey Eiten, under which Mr. Eiten provided corporate planning services. Mr. Eiten did not provide any investment banking services to Health Express. The agreement had a one-year term, and Mr. Eiten received 200,000 shares of Health Express under the Company's Stock Incentive Plan registered on Form S-8 on 2003, and is entitled to a transaction fee equal to 10% of the value of the transaction for any merger or similar transaction Mr. Eiten introduced to Health Express. Subsequently, on July 16, 2003, Health Express and Mr. Eiten terminated the agreement and Mr. Eiten returned to Health Express 150,000 shares of common stock he received under the agreement.

     On July 28, 2003, Hawk Associates, Inc., an unaffiliated Florida corporation, entered into an agreement with Health Express under which Hawk Associates agreed to provide investor relations, financial media relations, and other appropriate consulting and advisory services. The agreement had a three-month term. Hawk Associates received $22,200 and warrants for the purchase of 100,000 shares which have an exercise price of $0.55 and a term of 5 years.

     On August 7, 2003, Capital Research Group, Inc., an unaffiliated Florida corporation, entered into an agreement with Health Express under which Capital Research agreed to provide management consulting, business advisory, shareholder information and public relations. The agreement has a three-month term. Subsequently, on September 11, 2003, Health Express and Capital Research Group entered into an agreement to further extend the first agreement. The agreement has a three-month term. Capital Research Group received 250,000 shares of Health Express' common stock.

     On October 7, 2003, we sold its second franchise to the same director of Health Express, Susan Greenfield. The franchisee has started construction on a location in South Florida. The terms of this franchise agreement are based on the standard franchise agreement with no special consideration. The franchise fee paid was $30,000 with an additional $5,000 advertising fee.

     On May 28, 2004, we issued five (5) year option to purchase 400,000 shares of the corporations restricted stock at an exercise price of $0.55 to Raymond Nevin, our President.

     On May 28, 2004, we issued two (2) year option to purchase 100,000 shares of the corporations restricted stock at an exercise price of $0.55 to Irwin Forman, our Employee.

     On June 9, 2004, Capital Research Group, Inc., an unaffiliated Florida corporation, entered into an agreement with Health Express under which Capital Research agreed to provide management consulting, business advisory, shareholder information and public relations. The agreement has a three-month term. . Capital Research Group received 500,000 shares of Health Express' common stock.

     Mr. Bruno Sartori was employed as Health Express' Chief Financial Officer pursuant to an employment agreement entered into on May 30, 2000 that expired on August 31, 2002. He was compensated a total of 66,700 shares of Health Express' Common Stock for the year 2002, 126,000 shares of Health Express' restricted common stock for the year 2001 and 35,000 shares of Health Express' restricted common stock for the year 2000. The agreement also granted Mr. Sartori options to acquire 150,000 shares of Health Express' restricted common stock at a purchase price of $1.31 per share of which 7,634 were exercised. The exercise period of the remaining 142,366 options was extended in August 2002 until August 31, 2007.

     We did not give anything of value to, or receive anything of value from, any promoter during fiscal year 2003 or 2002.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

     Our common stock currently trades on the Over-The-Counter Bulletin Board ("OTC:BB") under the trading symbol "HEXS".

     The following table sets forth the highest and lowest bid prices for the common stock for each calendar quarter and subsequent interim period since January 1, 2002, as reported by the National Quotation Bureau, and represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

                                       BID PRICES
                                  --------------------
                                   HIGH          LOW
                                  --------      ------
     2002
     First Quarter                 $1.25        $0.95
     Second Quarter                $1.97        $0.85
     Third Quarter                 $1.40        $0.30
     Fourth Quarter                $1.50        $0.43

     2003
     First Quarter                 $1.25        $0.65
     Second Quarter                $1.00        $0.40
     Third Quarter                 $0.85        $0.40
     Fourth Quarter                $0.67        $0.35

     2004
     First Quarter                 $0.37        $0.14


     Health Express presently is authorized to issue 50,000,000 shares of common stock with $ 0.001 par value. As of July 14, 2004, there were 108 holders of record of Health Express' common stock and 18,775,554 shares issued and outstanding.

     Health Express is authorized to issue 10,000,000 shares of $0.01 par value preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

Dividends

     We have not declared or paid cash dividends on its Common Stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors and will depend upon, among other factors, on our operations, its capital requirements, and its overall financial condition.

Equity Compensation Plan


                                                                           Number
                                                                        Of Securities
                                                                          Remaining
                                                                          Available
                                       Number                            For Future
                                   Of Securities                          Issuance
                                    To Be Issued    Weighted-Average    Under Equity
                                   Upon Exercise    Exercise Price   Compensation Plans
                                   Of Outstanding   Of Outstanding       (Excluding
                                      Options,         Options,          Securities
                                    Warrants And     Warrants And         Reflected
                                       Rights           Rights         In Column (a))
                                   -------------    ---------------   ---------------
                                        (a)               (b)                (c)
------------------------------     -------------    ---------------   ---------------
Equity compensation plans
  approved by security holders                 0                  0                 0
Equity compensation plans not
  approved by security holders         4,199,166              $0.45                 0
                                   -------------    ---------------   ---------------
TOTAL                                  4,199,166              $0.45                 0
                                   =============    ===============   ===============

                            DESCRIPTION OF SECURITIES

General

     Health Express' authorized capital consists of 50,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. As of July 14, 2004, there were 18,775,554 outstanding shares of common stock and no outstanding shares of preferred stock. Set forth below is a description of certain provisions relating to Health Express' capital stock. For additional information, please refer to Health Express' Articles of Incorporation and By-Laws and the Florida statutes.

Common Stock

     Each outstanding share of our common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

     We are authorized to issue 10,000,000 shares of $0.01 par value preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

Convertible Debentures

     We have outstanding convertible debentures, which were issued in the original principal amount of $250,000. These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. Health Express has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Upon such redemption, Cornell Partners shall receive warrants equal to 10,000 shares of common stock for each $100,000 redeemed by Health Express with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

Transfer Agent

     The Transfer Agent for the common stock is Florida Atlantic Stock Transfer located at 7130 Nob Hill Road, Tamarac, Florida 33321.

Limitation Of Liability:  Indemnification

     Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Health Express from and against certain claims arising from or related to future acts or omissions as a director or officer of Health Express. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Health Express pursuant to the foregoing, or otherwise, Health Express has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

Authorized And Unissued Stock

     The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Health Express that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Health Express' Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

     The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our company's management.

                        CHANGES IN AND DISAGREEMENTS WITH
                 ACCOUNTANTS ON ACCOUNTING AND FINANCIAL MATTERS

     On April 7, 2004, pursuant to a resolution of the Board of Directors, we appointed Salberg & Company, P.A. as our independent accountants. Salberg & Company, P.A. replaced Ahearn, Jasco + Company, P.A., which had previously served as our independent accountants. Ahearn, Jasco + Company, P.A. notified us in writing on April 5, 2004 that it declined to stand for re-appointment as our auditors for the fiscal year ended December 26, 2004, based on the fact that the audit partner responsible for our audit has reached the maximum number of years allowed to work on our audit pursuant to the rules issued by the Public Company Accounting Oversight Board ("PCAOB"), and Ahearn, Jasco + Company, P.A. does not have the necessary number of remaining qualified audit partners to properly manage the PCAOB required partner rotation. Prior to the date of their appointment, Salberg & Company, P.A. had not been engaged as an independent accountant to audit either our financial statements or any of our subsidiaries, nor had they been consulted regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was the subject of a disagreement or reportable event. The reports of Ahearn, Jasco + Company, P.A. on the financial statements for the years ended December 28, 2003 and December 29, 2002 did not include any adverse opinion or disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles, except for the addition of an explanatory paragraph regarding our ability to continue as a going concern. During the years ended December 28, 2003 and December 29, 2002, and through April 5, 2004, the date of their letter declining to stand for re-appointment, there were no disagreements with Ahearn, Jasco + Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ahearn, Jasco + Company, P.A., would have caused it to make reference to the subject matter of such disagreement in their reports on the financial statements for such years. As part of the audit for the year ended December 28, 2003, Ahearn, Jasco + Company, P.A. reported to management certain material weaknesses in our internal control systems relating to our controls over (1) non-accounting documents to the extent this information is communicated to the Chief Financial Officer, and (2) the internal accounting controls regarding segregation of duties. We believe that our overall internal controls are, in fact, effective, and the Company strives to continue to make improvements in its internal controls. Except as stated above, there are no other reportable events as defined in Regulation S-B Item 304(a)(1)(iv) that Ahearn, Jasco + Company, P.A. advised us of during the period of their engagement. We have requested that Ahearn, Jasco + Company, P.A. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above mentioned statements. A copy of such letter was filed as an exhibit to our Form 8-K filed on April 8, 2004.


                                     EXPERTS

     The consolidated financial statements for the years ended December 28, 2003 and December 29, 2002 included in this prospectus, and incorporated by reference in the Registration Statement, have been audited by Ahearn, Jasco + Company, P.A., independent auditors, as stated in their report appearing with the financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.


                          HOW TO GET MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                              FINANCIAL STATEMENTS

                            HEALTH EXPRESS USA, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS


                                                                         Page(s)
Consolidated Balance Sheet as of March 28, 2004 (Unaudited)                  F-2
Consolidated Statements of Operations For the Three
   Months ended March 28, 2004 and March 30, 2003 (Unaudited)                F-3
Consolidated Statements of Cash Flows For the Three Months
  Ended March 28, 2004 and March 30, 2003 (Unaudited)                        F-4
Notes to Consolidated Financial Statements (Unaudited)                 F-5 - F-9

Independent Auditor's Report                                                F-10
Consolidated Balance Sheets
  as of December 28, 2003 and December 29, 2002                             F-11
Consolidated Statements of Operations
  for the Years Ended December 28, 2003 and December 29, 2002               F-12
Consolidated Statements of Cash Flows
  for the Years Ended December 28, 2003 and December 29, 2002               F-13
Consolidated Statements of Stockholders' Equity (Deficit)
  for the Years Ended December 28, 2003 and December 29, 2002               F-14
Notes to Consolidated Financial Statements                           F-15 - F-26

                            HEALTH EXPRESS USA, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                     ASSETS
                                                                      March 28,
                                                                           2004
                                                                   ------------
CURRENT ASSETS
   Cash and cash equivalents                                       $    370,161
   Inventory                                                             10,548
   Prepaid expenses and other                                            17,512
   Debt issue costs, net                                                 39,765
                                                                   ------------

   TOTAL CURRENT ASSETS                                                 437,986

PROPERTY AND EQUIPMENT, net                                              50,484

DEPOSITS                                                                 49,853
                                                                   ------------

   TOTAL                                                           $    538,323
                                                                   ============

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable                                                $     83,611
   Accrued payroll and related amounts                                  219,710
   Accrued liabilities                                                   55,189
   Deferred franchise revenue - related party                            70,000
   Notes payable - related parties                                      222,410
   Promissory note                                                      500,000
                                                                   ------------

   TOTAL CURRENT LIABILITIES                                          1,150,920
                                                                   ------------


LONG TERM DEBT - Convertible debentures                                 160,000
                                                                   ------------

STOCKHOLDERS ' EQUITY (DEFICIT)
Preferred stock, $0.01 par value;10,000,000 shares authorized zero shares issued and outstanding
Common stock, $0.001 par value; 50,000,000 shares authorized
 13,387,055 and 12,386,261 issued and outstanding at
March 28, 2004  and December 28, 2003 respectively                       13,387
Additional paid-in capital                                            9,377,808
Accumulated deficit                                                 (10,163,792)
                                                                   ------------

   TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                (772,597)
                                                                   ------------
   TOTAL                                                           $    538,323
                                                                   ============


                 See notes to consolidated financial statements

                            HEALTH EXPRESS USA, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                                  Three months   Three months
                                                         Ended          Ended
                                                March 28, 2004 March 30, 2003
                                                -------------- --------------

REVENUES, net                                      $   181,690    $   209,091

COST OF COMPANY RESTAURANT SALES
Food and paper                                          73,563         71,480
Labor                                                   50,614         86,010
Occupancy                                               29,083         35,273
Marketing                                                7,025         14,570
Repairs                                                  4,987          4,280
Other direct costs                                      27,590         16,744
                                                -------------- --------------

Total Cost of Company Restaurant Sales                 192,862        228,357
                                                -------------- --------------

OTHER EXPENSES
Compensation                                           127,735        102,181
Depreciation                                             5,630         31,614
Amortization of debt issue costs                        10,980           --
General and administrative                              75,440        158,232
                                                -------------- --------------

TOTAL OTHER EXPENSES                                   219,785        292,027
                                                -------------- --------------

TOTAL EXPENSES                                         412,647        520,384
                                                -------------- --------------

LOSS FROM OPERATIONS                                  (230,957)      (311,293)

OTHER NON-OPERATING INCOME (EXPENSE)
Interest Income                                            155            123
Interest Expense                                       (11,966)      (139,892)
                                                -------------- --------------
TOTAL OTHER NON-OPERATING (EXPENSE), net               (11,811)      (139,769)

LOSS BEFORE PROVISION
FOR INCOME TAXES                                      (242,768)      (451,062)

PROVISION FOR INCOME TAXES                                --             --
                                                -------------- --------------

        NET LOSS                                $     (242,768)$     (451,062)
                                                ============== ==============

LOSS PER COMMON SHARE:
Net loss per common share, basic and diluted    $        (0.02)$        (0.04)
                                                ============== ==============

Weighted average common shares outstanding          12,836,181     10,372,943
                                                ============== ==============


                 See notes to consolidated financial statements


                                         HEALTH EXPRESS USA, INC.
                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE THREE MONTHS ENDED MARCH 28, 2004 AND MARCH 30, 2003


                                                                               Three Months   Three Months
                                                                                      Ended          Ended
                                                                             March 28, 2004 March 30, 2003
                                                                             -------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                     $     (242,768)$     (451,062)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities
Depreciation                                                                          5,630         31,614
Amortization of debt issue costs                                                     10,980             --
Beneficial conversion feature on convertible debentures                                  --         62,500
Common stock issued for compensation and interest                                    10,833             --
Changes in certain assets and liabilities
Inventory, prepaid expenses and other assets                                         (4,183)         6,564
Accounts payable, accrued liabilities and deferred franchise revenue                (15,339)       139,318
                                                                             -------------- --------------
  NET CASH USED IN OPERATING ACTIVITIES                                            (234,847)      (211,066)
                                                                             -------------- --------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                                   (3,323)            --
Changes in deposits                                                                      --          8,003
                                                                             -------------- --------------
  NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES                                (3,323)         8,003
                                                                             -------------- --------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible debenture                                          --        181,000
Proceeds from issuance of promissory notes, net of offering costs                   549,255             --
Proceeds from notes payable - related parties                                            --         30,000
Net proceeds from issuance of common stock                                               --         50,000
                                                                             -------------- --------------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                                        549,255        261,000
                                                                             -------------- --------------
   NET INCREASE IN CASH AND CASH EQUIVALENTS                                        311,085         57,937

CASH AND CASH EQUIVALENTS, Beginning of the period                                   59,076          7,564
                                                                             -------------- --------------

CASH AND CASH EQUIVALENTS, End of the period                                 $      370,161 $       65,501
                                                                             ============== ==============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest                                     $          306 $          773
                                                                             ============== ==============
Cash paid during the period for income taxes                                 $           -- $           --
                                                                             ============== ==============

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Direct repayment to lender from equity line proceeds                              $ 200,000             --
                                                                             ============== ==============


                              See notes to consolidated financial statements

                            HEALTH EXPRESS USA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

NOTE 1:  BASIS OF  PRESENTATION  AND  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING
         POLICIES

Basis Of Presentation

The accompanying consolidated condensed unaudited financial statements of Health Express USA, Inc., and its wholly-owned subsidiaries, Healthy Bites Grill, Inc., Healthy Bites Grill of Boca, Inc. and Health Express Franchise Company, (collectively the "Company"), as of March 28, 2004 and for the three-month periods ended March 28, 2004 and March 30, 2003, have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Item 310(b) of Regulation S-B. The disclosures in the notes to the financial statements have been prepared in accordance with the instructions set forth under Item 310(b), Interim Financial Statements, of Regulation S-B. The requirements set forth under Item 310(b) require that footnotes and other disclosures should be provided as needed for the fair presentation of the financial statements and to ensure that the financial statements are not misleading. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The requirements of Item 310(b) also require disclosure of material subsequent events and material contingencies notwithstanding disclosure in the annual financial statements.

In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included and there are no additional material subsequent events or material contingencies that require disclosure. The financial statements as of and for the periods ended March 28, 2004 and March 30, 2003 are unaudited.

The results of operations for the interim periods presented are not necessarily indicative of the results of operations to be expected for the fiscal year. Certain information for 2003 has been reclassified to conform to the 2004 presentation.

Organization

Health Express USA, Inc. (the "Company") was incorporated in Florida on July 2, 1998 to develop, construct and operate health and gourmet fast food restaurants. On April 10, 2000, the Company began operations in Fort Lauderdale, Florida of its first restaurant under the trade name "Healthy Bites Grill". The Company operated the restaurant through a wholly-owned subsidiary, Healthy Bites Grill, Inc., incorporated in Florida on January 26, 1999. The restaurant equipment and supplies were sold on September 23, 2002. The lease between the Company and the landlord, which expires on January 31, 2004, was assigned to the Buyer, but the Company remained as a personal guarantor until January 31, 2004. The restaurant, which offered eat-in, take-out and drive-thru service was a proven testing ground in determining, among other factors, consumer menu item preferences, market demographics, kitchen equipment requirements, food pricing guidelines, and sales and labor targets for profitable operations. Healthy Bites Grill is currently an active corporation but has not conducted business since the sale of the assets on September 23, 2002.

On May 7, 2001 the Company entered into a five-year lease, with two five-year options, for a second restaurant located in Boca Raton, Florida. The restaurant began operations on June 24, 2002 and operates through a wholly-owned subsidiary, Healthy Bites Grill of Boca, Inc., incorporated in Florida on May 7, 2001.

Franchise Operations

The Company conducts franchise operations through a wholly owned subsidiary, Health Express Franchise Company, incorporated in Florida on May 7, 2001. The initial franchise fee is $30,000 and is payable to the Company upon signing the franchise agreement. The initial franchise fee is fully earned and non-refundable unless the Company doesn't accept the franchisee at its home office within 30 days of the signed agreement. If the franchisee fails to find an approved site within 6 months of the signed agreement, the Company can elect to terminate the agreement while retaining the initial franchise fee. An advertising fee of $5,000 is due upon signing the franchise agreement to fund the grand opening advertising. This advertising fee will be refunded if any portion of the initial franchise fee is refunded. The initial franchise fee and advertising fee will be recognized as revenue when the franchisee's restaurant operations commence. The Company will provide initial training and materials for up to 3 trainees for no additional cost. Continuing fees from franchised restaurants are recorded as revenue when earned.

On February 20, 2003, the Company sold its first franchise to one of the Company's directors. The franchisee has identified a location and is currently building out a restaurant located in South Florida, with an expected opening in the second quarter of 2004. The terms of this franchise agreement are based on the standard franchise agreement with no special consideration. On October 1, 2003, the Company sold its second franchise to the same director of the Company. The franchisee has identified a location and is currently building out the second restaurant also located in South Florida, which should open in the second quarter of 2004. The terms of this franchise agreement are based on the standard franchise agreement with no special consideration.

Initial franchise fees of $60,000 were received during the year ended December 28, 2003 from the sale of two franchises, and is recorded as deferred franchise revenue in the accompanying financial statements. The Company also received
$10,000 for grand opening advertising, and it is included with deferred franchise revenue in the accompanying financial statements.

Going Concern Considerations

The Company's financial statements have been prepared on a going concern basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Management recognizes that the Company must generate capital and revenue resources to enable it to continue to operate and to expand its franchising efforts. Ultimately, the Company must achieve profitable operations. Management is planning to obtain additional capital from revenue generated from operations and through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon the Company obtaining additional revenues and equity capital and ultimately achieving profitable operations. However, no assurances can be given that the Company will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.

Net Loss Per Share

SFAS No. 128, "Earnings Per Share," requires companies with complex capital structures or common stock equivalents to present both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated as the income or loss available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated using the "if converted" method for common share equivalents such as convertible securities and options and warrants. The accompanying basic and diluted EPS computations are the same as the inclusion of common stock equivalents in the diluted computation would be anti-dilutive. Common stock equivalents, if converted, would have increased common shares outstanding at March 28, 2004 and March 30, 2003 by approximately 7,358,637 and 6,332,166, respectively.

Stock Based Compensation

The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, in accounting for stock-based transactions with employees and non-employees. Therefore, the Company records employee compensation expense in the statement of operations when equity instruments or stock options are issued.

In December 2002, SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," was issued. This pronouncement amends SFAS No. 123, "Accounting for Stock-Based Compensation," and provides guidance to companies that wish to voluntarily change to the fair value based method of accounting for stock-based employee compensation, among other provisions. The Company has historically accounted for, and will continue to account for, its employee stock-based compensation under the fair value based method provisions of SFAS No. 123, therefore, the issuance of SFAS No. 148 will not have any impact on the Company's financial position, results of operations or cash flows.

The following summarizes the Company's stock option activity for the three months ended March 28, 2004:


                                                             OPTIONED        SHARES EXERCISE
                                                          WEIGHTED-AVERAGE        PRICE
     ------------------------------------------------     ----------------   ----------------
     Options outstanding at December 28, 2003                   3,699,166        $     0.39

     Issued during the three months ended March 28, 2004               --                --

     Exercised, expired or forfeited during the three
       months ended March 28, 2004                                     --                --
                                                          ----------------   ----------------
     Options outstanding at March 28, 2004                      3,699,166        $     0.39
                                                          ================   ================

At March 28, 2004, all of the outstanding options are currently exercisable. Of this total, 142,366 options are exercisable at $1.31 each through August 31, 2007, and the balance at $0.35 each through June 14, 2009.

Income Taxes

All deferred tax assets created by net operating losses are offset in their entirety by a deferred tax asset valuation allowance, therefore, there is no provision or benefit for income taxes.

NOTE 2: NOTES PAYABLE - RELATED PARTIES

The Company received $70,000 in financing from a related party on May 20, 2002. The note was payable on September 20, 2002 and included interest at 5.5% per annum. On November 8, 2002, the $50,000 note payable, after repayment of $20,000 of principal, was extended through March 31, 2003 at an interest rate of 7% per annum and the issuance of 5,000 shares of the Company's restricted common stock to the note holder. The shares issued were valued at $1,750, and this amount was recorded as interest expense. The $50,000 note payable was extended through July 31, 2003 at an interest rate of 7% per annum and the issuance of 10,000 shares of the Company's restricted common stock to the note holder. The shares issued were valued at $3,500 and were recorded as interest expense in the financial statements. On August 4, 2003, the $50,000 note payable was paid in full.

The Company received $155,750 in 2003 and $66,660 in 2002 in financing from three directors of the Company in 2003. The notes payable bear interest at 5.5% per annum and were renegotiated in December 2003 to be payable on December 31, 2004. As of March 28, 2004 and March 30, 2003, the Company owed accrued interest to the three directors in the amount of $12,145 and $637, respectively. For the three months ended March 28, 2004 and March 30, 2003, interest expense on shareholder notes was $2,868 and $1,018, respectively.

NOTE 3: DEBT

Convertible Debentures

On January 17, 2003, the Company sold $250,000 of convertible debentures to Cornell Capital Partners, L.P. ("Cornell"). These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The debentures are convertible into the Company's common stock at the holders' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. In accordance with applicable accounting standards for such issuances, the Company recorded an interest charge of $62,500 at issuance to account for the imbedded beneficial conversion feature. In addition, the Company recorded these other charges at issuance: $37,500 in professional fees, $20,000 in commissions, and (as described below) $75,000 for the Equity Line of Credit Agreement commitment fee (recorded as interest expense); these amounts were withheld from the proceeds of the debenture at closing. The Company has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 10,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. In August 2003, $50,000 of the debenture was acquired and effectively redeemed by Charles
D. Bleiwise for $60,000 on behalf of the Company. This amount was charged to compensation in 2003. The debenture has the same features as the debenture to Cornell except that when the debenture is converted, the shares will be restricted shares. The Company recorded an interest charge of $15,000 at issuance to account for the imbedded beneficial conversion feature in the new $60,000 debenture. In fiscal year 2003, $100,000 of the debenture was converted into 283,804 shares of the Company's common stock in fiscal year 2003. As of March 28, 2004, $160,000 in convertible debentures were outstanding. Subsequent to March 28, 2004, $25,000 of the debenture was converted into 168,918 shares of the Company's common stock. As of May 10, 2004, $135,000 in convertible debentures remains outstanding. See Note 6-Subsequent Events.

Promissory Notes

On July 25, 2003, the Company executed a promissory note in favor of Cornell in the face amount of $300,000. The Company recorded commissions of $30,000 and professional fees of $57,315 on this transaction. During fiscal 2003, the promissory note was paid in full through an escrow agent with proceeds received under the Equity Line of Credit Agreement.

On October 31, 2003, the Company executed a promissory note with Cornell in the face amount of $100,000. During fiscal 2003, the promissory note was paid in full through an escrow agent with proceeds received under the Equity Line of Credit Agreement.

On December 9, 2003, the Company executed a promissory note with Cornell in the face amount of $100,000. During the three months ended March 28, 2004, the promissory note was paid in full through an escrow agent with proceeds received under the Equity Line of Credit Agreement.

On January 12, 2004, the Company executed a promissory note with Cornell in the face amount of $100,000. The note was repaid by the due date through an escrow agent with proceeds received under the Equity Line of Credit Agreement.

On February 13, 2004, the Company executed a promissory note with Cornell in the face amount of $500,000. There were debt issue costs related to this promissory note of $50,745, which included commissions of $32,500 and professional fees of $18,245, which were classified as a debt issue cost asset on the balance sheet. $10,980 of amortization of debt issue costs was recorded during the quarter. The note has a 178-day term. At March 28, 2004, the promissory note balance was $500,000. At May 10, 2004, the principal balance was $325,000. See Note 6-Subsequent Events.

NOTE 4: STOCKHOLDERS' EQUITY (DEFICIT)

Equity Line of Credit Agreement

On March 13, 2003, the Company entered into an Equity Line of Credit Agreement with Cornell. Under this agreement, the Company may issue and sell to Cornell common stock for a total purchase price of up to $5.0 million. Subject to certain conditions, the Company is entitled to draw down on the Equity Line of Credit Agreement now that the common stock to be issued under the Equity Line of Credit Agreement is registered with the Securities and Exchange Commission and the registration statement was declared effective on July 24, 2003 and for two years thereafter. The purchase price for the shares is equal to 95% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $100,000, with no advance occurring within seven trading days of a prior advance. In addition, in each advance notice the Company shall establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. Cornell received a one-time commitment fee of $90,000, of which $75,000 was withheld from the January 2003 closing of the convertible debenture, and the balance was paid from the proceeds of the initial advance under the Equity Line of Credit Agreement. Cornell is entitled to retain a fee of 5% of each advance. In addition, the Company entered into a placement agent agreement with TN Capital Equities, Ltd., a registered broker-dealer. Pursuant to the placement agent agreement, Health Express paid a one-time placement agent fee of 9,524 shares of common stock equal to approximately $10,000 based on the Company's stock price on January 24, 2003. During the three months ended March 28, 2004, the Company received $600,000 under the Equity Line of Credit Agreement and issued 960,795 shares of common stock. The advances were used to pay promissory notes. Subsequent to March 28, 2004, through May 10, 2004, the Company received $175,000 under the Equity Line of Credit Agreement and issued 1,388,295 shares of common stock. These proceeds were also used to pay promissory notes.

Common Stock Issued for Employee Services and Consulting

During the quarter ended March 28, 2004, the Company granted 39,999 common shares for services valued at an aggregate amount of $10,833 based on the quoted trading price on each grant date.

NOTE 5: SEGMENT OPERATIONS

The Company follows the provisions of SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", which requires annual and interim reporting standards for a company's operating segments. Under SFAS No. 131, the Company's operations are defined as consisting of two operating segments.

As of March 28, 2004, The Company has 2 segments, restaurant operations and franchising.

                                   Restaurant   Consolidated
                                   Operations    Franchising          Total
                                   ----------   ------------    -----------
Revenues
Quarter ending March 28, 2004     $   181,690      $       -    $   181,690
Quarter ending March 30, 2003         209,091              -        209,091

Operating Loss
Quarter ending March 28, 2004         230,945             12        230,957
Quarter ending March 30, 2003         310,206          1,087        311,293

Segment Assets
Quarter ending March 28, 2004         469,505         68,818        538,323
Quarter ending March 30, 2003         713,140         30,076        743,216

Depreciation
Quarter ending March 28, 2004           5,630              -          5,630
Quarter ending March 30, 2003          31,614              -         31,614


NOTE 6: SUBSEQUENT EVENTS

Subsequent to March 28, 2004, the Company received $175,000 under the Equity Line of Credit Agreement and issued 1,388,295 shares of common stock. These proceeds were used to pay promissory notes.

Subsequent to March 28, 2004, $25,000 of the debenture was converted into 168,918 shares of the Company's common stock.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Health Express USA, Inc.

We have audited the accompanying consolidated balance sheets of Health Express USA, Inc. and its subsidiaries (collectively, the "Company") as of December 28, 2003 and December 29, 2002, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Health Express USA, Inc. and its subsidiaries as of December 28, 2003 and December 29, 2002 and the results of their operations and their cash flows for the years then ended in conformity with U. S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered cumulative losses from operations since inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants
Pompano Beach, Florida
March 12, 2004

                            HEALTH EXPRESS USA, INC.
                          CONSOLIDATED BALANCE SHEETS
                    December 28, 2003 and December 29, 2002


                                     ASSETS

                                                December 28,  December 29,
                                                        2003          2002
                                                 -----------    -----------
CURRENT ASSETS
   Cash and cash equivalents                     $    59,076    $     7,564
   Inventory                                          10,898         18,907
   Prepaid expenses and other                         12,978          6,188
                                                 -----------    -----------

   TOTAL CURRENT ASSETS                               82,952         32,659

PROPERTY AND EQUIPMENT, net                           52,791        567,323

DEPOSITS                                              49,853         62,478
                                                 -----------    -----------

   TOTAL CURRENT ASSETS                          $   185,596    $   662,460
                                                 ===========    ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable                              $   128,378    $   111,906
   Accrued payroll and related amounts               182,363         31,571
   Accrued liabilities                                63,107         41,084
   Deferred franchise revenue                         70,000           --
   Notes payable - related parties                   222,410        116,660
   Promissory note                                   100,000           --
   Liabilities of discontinued operations               --            3,587
                                                 -----------    -----------

   TOTAL CURRENT LIABILITIES                         766,258        304,808
                                                 -----------    -----------

LONG TERM DEBT - Convertible debentures              160,000           --
                                                 -----------    -----------

STOCKHOLDERS ' EQUITY (DEFICIT)
Preferred stock, $0.01 par value;10,000,000 shares authorized zero shares issued and outstanding
Common stock, $0.001 par value; 50,000,000 shares authorized
     12,386,261 and 10,368,181 issued and outstanding at December 28, 2003
     and December 29, 2002 respectively               12,386         10,368
Additional paid-in capital                         9,167,976      8,221,968
Accumulated deficit                               (9,921,024)    (7,874,684)
                                                 -----------    -----------

   TOTAL STOCKHOLDERS' EQUITY (DEFICIT)             (740,662)       357,652
                                                 -----------    -----------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $   185,596    $   662,460
                                                 ===========    ===========


                 See notes to consolidated financial statements

                            HEALTH EXPRESS USA, INC.
                      CONSOLIDATED STATMENTS OF OPERATIONS
           For the Years Ended December 28, 2003 and December 29, 2002


                                                          Year           Year
                                                         Ended          Ended
                                                  December 28,   December 29,
                                                          2003           2002
                                                 -------------   ------------

REVENUES, net                                    $     749,450   $    470,059

COST OF COMPANY RESTAURANT SALES
Food and paper                                         273,795        171,097
Labor                                                  281,912        196,976
Occupancy                                              131,333         68,562
Marketing                                               53,708         33,643
Repairs                                                 12,306          8,722
Pre-opening expenses                                        --         98,136
Other direct costs                                      91,066         39,410
                                                 -------------   ------------
Total Cost of Company Restaurant Sales                 844,120        616,546
                                                 -------------   ------------
OTHER EXPENSES
Compensation                                           467,690        321,593
Depreciation                                           127,266         65,026
General and administrative                             774,990        305,183
Impairment loss on restaurant fixed assets             403,411             --
                                                 -------------   ------------
TOTAL OTHER EXPENSES                                 1,773,357        691,802
                                                 -------------   ------------

TOTAL EXPENSES                                       2,617,477      1,308,348
                                                 -------------   ------------

LOSS FROM OPERATIONS                                (1,868,027)      (838,289)

OTHER NON-OPERATING INCOME (EXPENSE)
Interest income                                            224            495
Interest expense                                      (178,537)        (8,466)
                                                 -------------   ------------
TOTAL OTHER NON-OPERATING (EXPENSE), net              (178,313)        (7,971)

LOSS BEFORE PROVISION
FOR INCOME TAXES                                    (2,046,340)      (846,260)

PROVISION FOR INCOME TAXES                                  --             --
                                                 -------------   ------------

LOSS FROM CONTINUING OPERATIONS                     (2,046,340)      (846,260)

DISCONTINUED OPERATIONS
Loss from operations of discontinued
 Fort Lauderdale restaurant, net of taxes
(including loss on disposal of $0 and $30,970)              --       (222,794)
                                                 -------------   ------------

LOSS ON DISCONTINUED OPERATIONS                             --       (222,794)
                                                 -------------   ------------

        NET LOSS                                 $ (2,046,340)   $ (1,069,054)
                                                 =============   ============

LOSS PER COMMON SHARE:
From continuing operations, basic and diluted    $       (0.19)  $      (0.09)
                                                 =============   ============

From discontinued operations, basic and diluted  $          --   $      (0.02)
                                                 =============   ============

Net loss per common share, basic and diluted     $       (0.19)  $      (0.11)
                                                 =============   ============

Weighted average common shares outstanding          11,049,481      9,576,062
                                                 =============   ============


                 See notes to consolidated financial statements


                                              HEALTH EXPRESS USA, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                            For the Years Ended December 28, 2003 and December 29, 2002


                                                                                         Year           Year
                                                                                        Ended          Ended
                                                                                 December 28,   December 29,
                                                                                         2003           2002
                                                                                 ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                                                    $(2,046,340)   $(1,069,054)
      Loss from discontinued operations                                                    --        222,794
                                                                                 ------------   ------------
      Loss from continuing operations                                              (2,046,340)      (846,260)
      Adjustments to reconcile net loss from continuing operations to net cash used in operating activities
         Depreciation                                                                 127,266         65,026
         Beneficial conversion feature on convertible debentures                       77,500             --
         Common stock issued for compensation and interest                            212,076         93,800
         Convertible debt issued for compensation                                      60,000             --
         Issuance of warrants and stock options                                        30,696         46,369
         Impairment loss on restaurant fixed assets                                   403,411             --
         Changes in certain assets and liabilities
             Inventory, prepaid expenses and other assets                               1,219         (6,874)
            Accounts payable, accrued liabilities and deferred franchise
            revenue                                                                   255,700        127,363
                                                                                 ------------   ------------
           Net cash used in continuing operations                                    (878,472)      (520,576)
           Net cash used in discontinued operations                                        --       (121,638)
                                                                                 ------------   ------------
           NET CASH USED IN OPERATING ACTIVITIES                                     (878,472)      (642,214)
                                                                                 ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of property and equipment                                              (16,145)      (518,607)
      Changes in deposits                                                              12,625             32
           Net cash used in continuing operations                                      (3,520)      (518,575)
           Net cash provided by discontinued operations                                    --        120,000
                                                                                 ------------   ------------
           NET CASH USED IN INVESTING ACTIVITIES                                       (3,520)      (398,575)
                                                                                 ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from issuance of convertible debentures                                250,000             --
      Proceeds from issuance of promissory notes                                      500,000             --
      Proceeds from notes payable - related parties                                   155,750        136,660
      Repayment of note payable - related party                                       (50,000)       (20,000)
      Net proceeds from issuance of common stock                                       77,754        735,750
                                                                                 ------------   ------------
           Net cash provided by continuing operations                                 933,504        852,410
           Net cash used in discontinued operations                                        --        (15,226)
                                                                                 ------------   ------------
           NET CASH PROVIDED BY FINANCING ACTIVITIES                                  933,504        837,184
                                                                                 ------------   ------------

           NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                        51,512       (203,605)

CASH AND CASH EQUIVALENTS, Beginning of the period                                      7,564        211,169
                                                                                 ------------   ------------

CASH AND CASH EQUIVALENTS, End of the period                                      $    59,076    $     7,564
                                                                                 ============   ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
      Cash paid during the period for interest                                    $    83,388    $     5,806
                                                                                 ============   ============
      Cash paid during the period for income taxes                                $      --      $        --
                                                                                 ============   ============

  SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES: See Note
        6 for a description of 2003 stock issuances used (1) reduce convertible debentures and (2) proceeds used to reduce promissory notes

        During the quarter ending March 31, 2002, a shareholder made a capital contribution to the Company in the form of the Company's common stock with the value of approximately $71,500.



                                   See notes to consolidated financial statements



                                           HEALTH EXPRESS USA, INC.
                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                          For the Years Ended December 28, 2003 and December 29, 2002


                                                          Common Stock
                                                   --------------------   Additional
                                                       Shares    at Par      Paid-In  Accumulated
                                                       Issued     Value      Capital      Deficit        Total
                                                   ---------- --------- ------------ ------------  -----------
STOCKHOLDERS' EQUITY, December 31, 2001             8,550,123 $   8,550 $  7,347,867 ($ 6,805,630) $   550,787

Issuance of 1,008,000 shares of restricted stock
at $0.25 private offering                           1,008,000     1,008      250,992           --      252,000

Issuance of 345,000 shares of restricted stock
at $0.75 private offering                             345,000       345      258,405           --      258,750

Issuance of 642,858 shares of restricted stock
at $0.35 private offering                             642,858       643      224,357           --      225,000

Shares contributed and cancelled                     (287,000)     (287)         287           --           --

Issuance of 109,200 shares of restricted
stock for compensation and interest                   109,200       109       93,691           --       93,800

Modification of terms of stock options                     --        --       46,369           --       46,369

Net loss for the year ended December 29, 2002              --        --           --   (1,069,054)  (1,069,054)
                                                   ---------- --------- ------------ ------------  -----------
STOCKHOLDERS' EQUITY, December 29, 2002            10,368,181 $  10,368 $  8,221,968 $ (7,874,684) $   357,652

Issuance of 142,858 shares of restricted stock
at $0.35 in a private offering                        142,858       142       49,858           --       50,000

Issuance of 435,319 shares of free trading stock
to reduce the convertible debentures                  435,319       435      227,065           --      227,500

Issuance of 950,878 shares of free trading stock
under Equity Line of Cedit                            950,878       951      424,049           --      425,000

Issuance of 269,524 shares of restricted
stock for compensation and interest, net of
200,000 restricted shares subsequently cancelled      269,524       270       94,063           --       94,333

Issuance of 219,501 shares of free trading
stock for compensation and services rendered          219,501       220      117,523           --      117,743

Warrants issued for services rendered                      --        --       30,696           --       30,696

Short swing profit recapture from an officer               --        --        2,754           --        2,754

Net loss for the year ended December 28, 2003              --        --           --   (2,046,340)  (2,046,340)
                                                   ---------- --------- ------------ ------------  -----------
STOCKHOLDERS' EQUITY (DEFICIT), December 28, 2003  12,386,261 $  12,386 $  9,167,976 $ (9,921,024) $  (740,662)
                                                   ========== ========= ============ ============  ===========



                                See notes to consolidated financial statements

                    HEALTH EXPRESS USA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 28, 2003 AND DECEMBER 29, 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION

Health Express USA, Inc. was incorporated in the State of Florida on July 2, 1998. Its wholly owned subsidiaries, organized in Florida, are Healthy Bites Grill, Inc., which was incorporated on January 26, 1999 and Healthy Bites Grill of Boca, Inc. and Health Express Franchise Company, which were incorporated on May 7, 2001. The consolidated financial statements are presented following the elimination of any inter-company balances and transactions. Health Express USA, Inc. and its subsidiaries are collectively referred to herein as the "Company" or "Health Express". The Company is primarily engaged in operating a gourmet, fast-food health and nutrition restaurant, which began operations in Fort Lauderdale, Florida on April 10, 2000 through its wholly owned subsidiary, Healthy Bites Grill, Inc. The Fort Lauderdale restaurant equipment and supplies were sold on September 23, 2002, and is reported as discontinued operations on the 2002 financial statements. On June 24, 2002, the Company began operations at a second restaurant in Boca Raton, Florida through its wholly owned subsidiary, Healthy Bites Grill of Boca, Inc. The Company plans to expand through franchising. Franchise operations will be conducted through its wholly owned subsidiary, Health Express Franchise Company. The financial statements and notes are the representation of the Company's management, which is responsible for their integrity and objectivity. The accounting policies and the financial statements of the Company are in accordance with accounting principles generally accepted in the United States of America ("GAAP").


FRANCHISE OPERATIONS

The Company conducts franchise operations through a wholly owned subsidiary, Health Express Franchise Company, incorporated in Florida on May 7, 2001. The initial franchise fee is $30,000 and is payable to the Company upon signing the franchise agreement. The initial franchise fee is fully earned and non-refundable unless the Company doesn't accept the franchisee at its home office within 30 days of the signed agreement. If the franchisee fails to find an approved site within 6 months of the signed agreement, the Company can elect to terminate the agreement while retaining the initial franchise fee. An advertising fee of $5,000 is due upon signing the franchise agreement to fund the grand opening advertising. This advertising fee will be refunded if any portion of the initial franchise fee is refunded. The initial franchise fee and advertising fee will be recognized as revenue when the franchisee's restaurant operations commence. The Company will provide initial training and materials for up to 3 trainees for no additional cost. Continuing fees from franchised restaurants are recorded as revenue when earned.

On February 20, 2003, the Company sold its first franchise to one of the Company's directors. The franchisee has identified a location and is currently building out a restaurant located in South Florida, with an expected opening in the second quarter of 2004. The terms of this franchise agreement are based on the standard franchise agreement with no special consideration. On October 1, 2003, the Company sold its second franchise to the same director of the Company. The franchisee has identified a location and is currently building out the second restaurant also located in South Florida which should open in the second quarter of 2004. The terms of this franchise agreement are based on the standard franchise agreement with no special consideration.

Initial franchise fees of $60,000 were received during the year ended December 28, 2003 from the sale of two franchises, and is recorded as deferred franchise revenue in the accompanying financial statements. The Company also received
$10,000 for grand opening advertising, and it is included with deferred franchise revenue in the accompanying financial statements.


GOING CONCERN CONSIDERATIONS

The Company's financial statements have been prepared on a going concern basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $2,046,340 and $1,069,054 for the years ended December 28, 2003 and December 29, 2002, respectively, has an accumulated deficit of $9,921,024 at December 28, 2003, and has deficit equity of $740,662 at December 28, 2003. The Company has incurred cumulative losses since inception, has funded operations primarily through related-party loans and investor capital, and has yet to generate sufficient revenues from its operating activities to cover its expenses. Management recognizes that the Company must generate additional resources to enable it to continue operations. Management is planning to obtain additional capital principally through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon the Company obtaining additional equity capital and ultimately obtaining profitable operations. However, no assurances can be given that the Company will be successful in these activities. Should any of these events not occur, the accompanying consolidated financial statements will be materially affected.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates.


REVENUE RECOGNITION

Revenue from restaurant sales is recognized at the time of the transaction with the customer, and since all sales are for cash or by credit cards, there are no trade receivables. Revenues are shown net of customer discounts or allowances taken at the time of the sale. See above for a description of the accounting for initial franchise fees. Once franchise activities begin, the Company will record revenues from franchise activities in accordance with applicable accounting standards for franchisors.


INVENTORY

Inventory, consisting of food, beverages and supplies, is carried at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventory of paper products held in storage by a supplier is stated at cost on a specific identification basis.


PROPERTY AND EQUIPMENT

Property and equipment are recorded at acquisition cost and depreciated using the straight-line method over the estimated useful lives of the assets. Useful lives range from three to five years. Expenditures for routine maintenance and repairs are charged to expense as incurred. The Company reviews its property for possible impairment whenever events indicate that its carrying value may not be recoverable. Impairment is determined to exist when the carrying amount of property exceeds the sum of future net undiscounted cash flows. If an impairment exists, the property is written down to its estimated fair value. See note 2 for a description of an impairment write-down recorded in 2003.


ADVERTISING

The Company expenses advertising costs to operations in the year incurred. Advertising expense was $80,131 and $33,643 for the years ended December 28, 2003 and December 29, 2002, respectively.


INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, net operating loss carry forwards and tax credit carry forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets may not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax rates when such changes occur.


NET LOSS PER SHARE

The Company follows the provisions of SFAS No. 128, "Earnings per Share," which requires companies with complex capital structures or common stock equivalents to present both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated as income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated using the "if converted" method for convertible securities and the treasury stock method for options and warrants.

STOCK BASED COMPENSATION

The Company accounts for stock based compensation under the provisions of SFAS No. 123, "Accounting for Stock Based Compensation". For stock and options issued to employees, and for transactions with non-employees in which services were performed in exchange for the Company's common stock, the transactions are recorded on the basis of fair value of the services received or the fair value of the equity instruments issued, whichever was more readily measurable.

In December 2002, SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," was issued. This pronouncement amends SFAS No. 123, "Accounting for Stock-Based Compensation," and provides guidance to companies that wish to voluntarily change to the fair value based method of accounting for stock-based employee compensation, among other provisions. The Company has historically accounted for, and will continue to account for, its employee stock based compensation under the fair value based method provisions of SFAS No. 123, therefore, the issuance of SFAS No. 148 did not have any impact on the Company's financial position, results of operations or cash flows.


CASH AND CASH EQUIVALENTS

Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase. The Company occasionally maintains cash balances in financial institutions in excess of federally insured limits.


FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash, accounts payable and accrued liabilities are reported in the financial statements at cost, which approximates fair value due to the short-term maturity of those instruments. The fair values of the Company's debt and capital lease obligations are the same as the reported amounts because rates and terms approximate current market conditions.


STATEMENT OF COMPREHENSIVE INCOME

In accordance with SFAS No. 130, "Reporting Comprehensive Income", the Company is required to report its comprehensive income. Other comprehensive income refers to revenue, expenses, and gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss), as these amounts are recorded directly as an adjustment to stockholders' equity. A statement of comprehensive income (loss) is not presented since the Company has no items of other comprehensive income. Comprehensive income (loss) is the same as net income for the periods presented herein.


SEGMENT REPORTING

Under SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," the Company's operations are now defined as consisting of two operating segments, restaurant operations and franchising. During the quarter ended June 30, 2001, the Company began its franchising efforts, but has yet to generate any revenues from this activity. Franchising operations reported an operating loss for the years ended December 28, 2003 and December 29, 2002 of $3,152 and $7,758, respectively. The remainder of the Company's loss is attributable to its restaurant operations. The franchising segment has no depreciation or amortization, and the only asset is a minimal amount of cash.


RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" was issued. This SFAS amends and clarifies financial accounting and reporting for derivative securities and hedging activities. This SFAS is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have any impact on the Company's financial position, results of operations or cash flows.

In May 2003, SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" was issued. SFAS 150 was issued to establish standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. A financial instrument issued in the form of shares that is mandatorily redeemable by the issuer will have to be classified as a liability. This SFAS is effective for financial instruments entered into or modified after May 31, 2003. For financial instruments created before the issuance date of the SFAS, transition will be reported as the cumulative effect of a change in an accounting principle by initially measuring the financial instruments at fair value or other measurement attribute, as required by the SFAS. The adoption of SFAS No. 150 did not have any impact on the Company's financial position, results of operations or cash flows.

RESTATEMENT

The Company, during July 2003, restated its 2002 financial statements to correct a mistake in the application of an accounting principle related to the accounting and disclosure for a discontinued operation pursuant to SFAS No. 144. As a result of a comment letter issued by the Securities and Exchange Commission on May 2, 2003, the Company restated its 2002 annual and third quarter interim financial statements to reflect the closure of the Fort Lauderdale restaurant in September 2002 as a discontinued operation. The SEC has determined that the discontinued operations provisions included in SFAS No. 144 must be applied to the closing of the Fort Lauderdale restaurant. The Company had previously accounted for the closure of the Fort Lauderdale restaurant as part of the process of relocating to the new Boca Raton facility, and therefore included its activities in continuing operations. The financial statement impact of the application of the restatement is to reclassify and consolidate a significant portion of the Company's operations, assets and liabilities beginning with the interim period ended September 29, 2002. The Company's net loss, the related per share amounts, and stockholders' equity in the restatement did not change from what was previously reported.


OTHER

Certain 2002 amounts have been reclassified to conform to the presentation used for the 2003 financial statements. The Company's interim accounting periods end on the last Sunday of each calendar quarter, and the fiscal year ends on the last Sunday in December.


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 28, 2003 and December 29, 2002:

                                                       2003               2002
                                              -------------     --------------
Construction costs and leasehold
  improvements - restaurant                   $      38,833     $      486,521
Restaurant equipment                                 11,167            143,243
Office equipment                                      3,626              3,536
                                              -------------     --------------
Total cost                                           53,626            633,300
Less: Accumulated Depreciation                          835             65,977
                                              -------------     --------------
Property and equipment, net                   $      52,791      $     567,323
                                              =============     ==============

Depreciation  expense  (including  amortization of leases) totaled  $127,266 and
$65,026  for  the  years  ended   December  28,  2003  and  December  29,  2002,
respectively.

In December 2003, the Company recognized an impairment loss on the Boca Raton restaurant fixed assets pursuant to the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The restaurant has had recurring losses from operations since its June 2002 inception, which has caused the carrying amount of the fixed assets to be deemed impaired. Management estimates the assets' fair value at approximately $50,000 based on current sales of similar operations and current market conditions. The net book value (the carrying value) of the fixed assets have been written down by $403,411 to $50,000 and an impairment loss has been recorded in the statement of operations for the year ending December 28, 2003.

NOTE 3 - ACCRUED LIABILITIES

Accrued liabilities consist of the following:

                                          December 28,     December 29,
                                                  2003             2002
                                          ------------     -------------
Accrued rent                                $   21,761       $   31,087
Accrued interest on notes
  payable - related parties                      9,277              453
Other accrued interest                           8,469                -
Accrued property taxes                           6,878                -
Other accruals                                  16,722            9,544
                                          -------------    -------------
Total accrued liabilities                   $   63,107       $   41,084
                                          =============    =============

NOTE 4 - CAPITAL LEASE OBLIGATIONS

The Company acquired certain restaurant equipment under the provisions of various long-term leases and has capitalized the minimum lease payments. The equipment was returned and the lease terminated after the sale of the Fort Lauderdale restaurant equipment and supplies on September 23, 2002. As of December 28, 2003 and December 29, 2002 the Company has no property held under a capital lease. Depreciation expense was $9,000 for the year ended December 29, 2002, and is recorded in discontinued operations.


NOTE 5 - OTHER DEBT AND EQUITY TRANSACTIONS


CONVERTIBLE DEBENTURES

On January 17, 2003, the Company sold $250,000 of convertible debentures to Cornell Capital Partners, L.P. ("Cornell"). These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The debentures are convertible into the Company's common stock at the holders' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. In accordance with applicable accounting standards for such issuances, the Company recorded an interest charge of $62,500 at issuance to account for the imbedded beneficial conversion feature. In addition, the Company recorded these other charges at issuance: $37,500 in professional fees, $20,000 in commissions, and (as described below) $75,000 for the Equity Line of Credit Agreement commitment fee (recorded as interest expense); these amounts were withheld from the proceeds of the debenture at closing. The Company has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 10,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. $50,000 of the debenture was acquired and effectively redeemed by Charles D. Bleiwise for $60,000 on behalf of the Company, and $100,000 of the debenture was converted into 283,804 shares of common stock in fiscal year 2003.

The Company, in August 2003, issued a convertible debenture to Mr. Bleiwise for $60,000 in consideration of the redemption described above. This amount was charged for compensation in 2003. The debenture has the same features as the debenture to Cornell Capital Partners except that when the debenture is converted, the shares will be restricted shares. The Company recorded an interest charge of $15,000 at issuance to account for the imbedded beneficial conversion feature in the new $60,000 debenture. In August 2003, Mr. Bleiwise converted the $50,000 debenture acquired from Cornell into 151,515 shares of the Company's common stock.

Outstanding convertible debentures at December 28, 2003 totaled $160,000.


EQUITY LINE OF CREDIT AGREEMENT

During fiscal year 2003, the Company made advances totaling $425,000 under the Equity Line of Credit Agreement, selling 950,878 shares of common stock to Cornell. Of this amount, $400,000 was directed to and held by an escrow agent and was used by the escrow agent to repay $400,000 of the promissory notes issued to Cornell described in the section "promissory notes" below. The remaining $25,000 of proceeds was used by the Company for general working capital.

On March 13, 2003, the Company entered into an Equity Line of Credit Agreement with Cornell. Under this agreement, the Company may issue and sell to Cornell common stock for a total purchase price of up to $5.0 million. Subject to certain conditions, the Company is entitled to draw down on the Equity Line of Credit Agreement now that the common stock to be issued under the Equity Line of Credit Agreement is registered with the Securities and Exchange Commission and the registration statement was declared effective on July 24, 2003 and for two years thereafter. The purchase price for the shares is equal to 95% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $100,000, with no advance occurring within seven trading days of a prior advance. In addition, in each advance notice the Company shall establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. Cornell received a one-time commitment fee of $90,000, of which $75,000 was withheld from the January 2003 closing of the convertible debenture, and the balance was paid from the proceeds of the initial advance under the Equity Line of Credit Agreement. Cornell is entitled to retain a fee of 5% of each advance. In addition, the Company entered into a placement agent agreement with TN Capital Equities, Ltd., a registered broker-dealer. Pursuant to the placement agent agreement, Health Express paid a one-time placement agent fee of 9,524 shares of common stock equal to approximately $10,000 based on the Company's stock price on January 24, 2003.


PROMISSORY NOTES

On July 25, 2003, the Company executed a promissory note in favor of Cornell in the face amount of $300,000. This note had a 90-day term and was repaid by the due date. The Company recorded commissions of $30,000 and professional fees of $57,315 on this transaction. During fiscal 2003, the promissory note was paid in full through an escrow agent with proceeds received under the Equity Line of Credit Agreement.

On October 31, 2003, the Company executed a promissory note with Cornell in the face amount of $100,000. During fiscal 2003, the promissory note was paid in full through an escrow agent with proceeds received under the Equity Line of Credit Agreement.

On December 9, 2003, the Company executed a promissory note with Cornell in the face amount of $100,000. At December 28, 2003, the promissory note balance was $100,000.

Subsequent to December 28, 2003, on January 12, 2004, the Company executed a promissory note with Cornell in the face amount of $100,000. The note had a 59-day term and was repaid by the due date.

On February 13, 2004, the Company executed a promissory note with Cornell in the face amount of $500,000. The note has a 178-day term.


RELATED PARTY DEBT

See note 11 for a description of debt transactions with related parties.


NOTE 6 - STOCKHOLDERS' EQUITY


PREFERRED STOCK

On June 10, 1999, the shareholders and directors voted to amend the Company's articles of incorporation to create a class of preferred stock comprised of 10,000,000 shares with a par value of $0.01. The preferred stock may be issued from time to time in one or more series and with such designations, rights, preferences, privileges, qualifications, limitations, and restrictions as shall be stated and expressed in a resolution of the Board of Directors providing for the creation and issuance of such preferred stock. No shares have been issued under this class of preferred stock.


COMMON STOCK

The Company was originally incorporated with 7,500 shares of $1 par value common stock. On July 24, 1998, the shareholders and directors voted to amend the Company's articles of incorporation to change the number of authorized shares to 15,000,000 with a par value of $0.001. There were no prior outstanding shares of common stock. On June 10, 1999, the articles of incorporation were further amended to increase the authorized shares from 15,000,000 to 50,000,000.

ISSUANCE OF COMMON STOCK

During the year ended December 28, 2003, the Company sold 142,858 shares of common stock to a director of the Company that resulted in net proceeds to the Company of $50,000. The Company issued 435,319 shares of free trading stock to reduce convertible debentures in the amount of $227,500, and 950,878 shares were issued to raise funds under the Equity Line of Credit Agreement in the amount of $425,000. Of this amounts, $400,000 was directed to and held by an escrow agent and was used by the escrow agent to repay $400,000 of the promissory notes issued to Cornell described Note 5. The remaining $25,000 of proceeds was used by the Company for general working capital. The Company issued 269,524 shares of restricted stock for compensation and interest, net of 200,000 restricted shares subsequently cancelled, in the net amount of $94,333. Additionally, the Company issued 219,501 shares of free trading stock for compensation and services rendered placing a value of $117,743 on the shares issued and recording a compensation charge for the same amount under a Stock Incentive Plan. The value was the fair value of the shares at issuance.

On April 21, 2003, the Company adopted the 2003 Stock Incentive Plan for a total of 400,000 shares of common stock. As of March 24, 2004, 219,501 shares have been issued under this plan to the following individuals:

                                                 NUMBER
NAME                                          OF SHARES
--------------                               -----------
Geoffrey Eiten                                   50,000
Allen Freed                                      20,001
Michelle Kain                                    20,000
Keith Kanouse                                    10,000
Patricia Durante                                 60,000
Irwin Furman                                     54,000
Douglas Colassante                                2,000
Carrie Fletcher                                   2,000
Stephen Bauer                                     1,500


During the year ended December 29, 2002, the Company sold 1,995,858 shares of common stock thorough private offerings that resulted in net proceeds of $735,750. The Company issued 345,000 stock purchase warrants pursuant to an offering for sale to accredited investors under Regulation D of the Securities Act of up to 250 units at $6,000 per unit. The offering was terminated on July 17, 2002. Additionally, the Company issued 104,200 shares of restricted stock for compensation placing a value of $92,050 on the shares issued and recording a compensation charge for the same amount. The value was the fair value of the restricted shares at issuance. The Company issued 5,000 shares as consideration to a note holder for extending the note's maturity date. Management of the Company placed a value of $1,750 on the shares issued and recorded this amount as interest expense. The value was the fair value of the restricted shares at issuance. During 2002, there were 287,000 shares of common stock contributed and cancelled by the Company.


OTHER WARRANTS

On July 28, 2003, warrants for the purchase of 100,000 shares of common stock were issued to Hawk Associates, Inc. which have an exercise price of $0.55 and a term of 5 years. A charge of $30,696 was recorded to professional fees in the third quarter for the issuance of these warrants. These warrants were immediately exercisable and non-forfeitable upon issuance, and were valued following the applicable provisions of SFAS No. 123.

As described above, the Company issued 345,000 warrants during 2002 as part of a private offering to accredited investors. These warrants expire 36 months from the date of issuance, and are exercisable at a price of $1.50 per share.

On July 31, 2001 the Company issued warrants to Francorp, Inc. for the purchase of 38,000 shares of the Company's common stock at an exercise price of $2.00 per share. These warrants were immediately exercisable and non-forfeitable upon issuance, and the exercise period expires on July 31, 2006.

On May 2, 2001 the Company issued warrants to Rider Insurance Company for the purchase of 2,000,000 shares of the Company's common stock at an exercise price of $1.00 per share. The issuance was in conjunction with their purchase of common stock in the Company. The exercise period of the warrants expires on May 2, 2011.

STOCK OPTIONS

During the year ended December 29, 2002, the Company modified the expiration date of 142,366 stock options by extending the expiration date from August 31, 2002 to August 31, 2007. In accordance with SFAS No. 123, the modification of these stock options resulted in compensation expense of $46,368. The fair value impact for the modification of these options was estimated at the modification of grant using a Black-Scholes option pricing model with the following weighted average assumptions: a risk free interest rate of 3.0%, zero dividend yield, volatility of 98% and a weighted average expected life of the options of five years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock volatility. Because the Company's employees stock options have characteristics different from those traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The following table represents the Company's stock option activity for the years ended December 28, 2003 and December 29, 2002:

                                 OPTIONED SHARES
                         WEIGHTED AVERAGE EXERCISE PRICE

                                                                    WEIGHTED
                                                   OPTIONED          AVERAGE
                                                     SHARES   EXERCISE PRICE

Options outstanding at December 30, 2001          3,949,166      $      0.47

  Forfeited during 2002                            (250,000)     $     (1.71)
                                                  ---------      -----------
Options outstanding at December 29, 2002          3,699,166      $      0.39

  Activity during 2003                                   --      $        --
                                                  ---------      -----------
Options outstanding at December 28, 2003          3,699,166      $      0.39
                                                  =========      ===========

At December 28, 2003, all of the outstanding options are currently exercisable. Of this total, 142,366 options are exercisable at $1.31 each through August 31, 2007, and the balance at $0.35 each through June 14, 2009.


NOTE 7 - INCOME TAXES

A summary of the provision for income taxes for the period ended December 28, 2003 and December 29, 2002 is as follows:

                                                    2003             2002
                                               ---------        ---------
Currently payable                              $      --        $      --
Deferred benefit                                 777,600          404,300
less: Valuation allowance                      (777,600)        (404,300)
                                               ---------        ---------
Provision for income taxes                     $      --        $      --
                                               =========        =========

The deferred benefit, prior to the reduction for the valuation allowance, differs from the amount computed using the federal tax rate primarily due to the effects of state taxes and permanent differences. Of the deferred benefit before the allowance, approximately $84,000 in 2002 relates to discontinued operations; however, after the application of the valuation allowance, there is no tax benefit in either year attributable to discontinued operations. Net deferred tax assets at December 28, 2003 and December 29, 2002 are as follows:

                                                     2003                 2002
                                            -------------       --------------
Available net operating loss carryovers     $   1,785,300       $    1,027,100
Stock option/compensation charges               1,808,800            1,893,900
Other deferred tax assets                         209,300               69,400
Less: Valuation allowance                      (3,803,400)          (2,990,400)
                                            -------------       --------------
Net deferred tax assets                     $          --       $           --
                                            =============       ==============

The Company has used an estimated federal tax rate of 34% and a net effective state rate of 4% for all deferred tax computations. There are no significant deferred tax liabilities. Net adjustments of $35,400 were made in 2003 to the deferred tax assets and the valuation allowance to adjust for tax changes in the treatment of stock options. The Company has recorded a valuation allowance in accordance with the provisions of SFAS No. 109 to reflect the estimated amount of deferred tax assets that may not be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income using the periods in which temporary differences and/or carryforward losses become deductible.

The Company has available tax net operating carryovers ("NOLs") as of December 28, 2003 of approximately $4.7 million. The NOLs will expire beginning in 2018. Certain provisions of the tax law may limit NOL carryforwards available for use in any given year in the event of a significant change in ownership interest. There have already been significant changes in stock ownership, however, management believes that an ownership change has not yet occurred which would cause the NOL carryover to be limited.


NOTE 8 - LEASE COMMITMENTS

The Company leases two properties: one in Deerfield Beach, Florida for administrative offices and one in Boca Raton, Florida for its restaurant operations with scheduled annual rental increases. The total rental payments are being amortized over the lives of the leases on a straight-line basis in accordance with applicable accounting rules. The Deerfield Beach office lease commenced on May 15, 2002 and is for a three year period terminating on May 31, 2005. The Boca Raton lease commenced on May 7, 2001 (as modified on June 27,
2003) and is for a five-year period terminating on April 30, 2006. Future annual minimum rental payments subsequent to December 28, 2003 are as follows:

                                   YEAR ENDING
                                    DECEMBER,
                            ----------------------------
                            2004              $  150,125
                            2005                 133,660
                            2006                  40,633
                                              -----------
                            Total             $  324,418
                                              ===========


The Boca Raton lease was modified on June 27, 2003 by the landlord and the Company. The modification was to defer specified operating costs included in the Boca Raton lease until the end of the lease term. If there have been no defaults by the Company under the lease and on the last day of the lease term, all sums due to the landlord have been paid by the Company, then the deferred amount will be forgiven by the landlord. The amount of deferred costs contingently due by the Company totaled $12,381 at December 28,2003. The Company believes there have been no defaults under the lease. If a default were to occur, the Company would immediately record the deferred costs as a liability.

Total rent expense for the years December 28, 2003 and December 29, 2002 was $164,362 and $142,171, respectively. The rent for the Fort Lauderdale restaurant has been included in discontinued operations.


NOTE 9 - COMMITMENTS AND CONTINGENCIES


OTHER AGREEMENTS

The Company has established vendor relationships with various food and supplies distributors. No contracts or commitments have been entered into and purchases are on terms or on a COD basis. There were no purchase commitments as of December 28, 2003.


LITIGATION, CLAIMS, AND ASSESSMENTS

In the ordinary course of business, the Company is exposed to various claims, threats, and legal proceedings. In management's opinion, the outcome of any such matters will not have a material impact upon the Company's financial position and results of operations.


GUARANTEE

The Fort Lauderdale restaurant equipment and supplies were sold on September 23, 2002. The lease between the Company and the landlord, which expired on January 31, 2004, was assigned to the Buyer, but the Company remained as a guarantor until January 31, 2004. No claim has been made against the Company under the guarantee. As of the date of this filing, the obligation related to this lease has been satisfied.


NOTE 10 - NET LOSS PER COMMON SHARE

For the periods ended December 28, 2003 and December 29, 2002, basic and diluted weighted average common shares include only common shares outstanding, as the inclusion of common share equivalents would be anti-dilutive. The Company's common stock equivalents consist of options, warrants, and convertible debentures. However, the common stock equivalents, if converted, would have increased common shares outstanding at December 28, 2003 and December 29, 2002 by approximately 6,713,139 shares and 6,082,166 shares, respectively.

A reconciliation of the number of common shares shown as outstanding in the consolidated financial statements with the number of shares used in the computation of weighted average common shares outstanding is shown below:

                                                     2003              2002
                                            -------------       --------------
Common shares outstanding at December 28th
 and December 29th                             12,386,261           10,368,181
Effect of weighting                            (1,336,780)            (792,119)
                                            -------------       --------------
Weighted average common shares outstanding     11,049,481            9,576,062
                                            =============       ==============

NOTE 11 - RELATED PARTY TRANSACTIONS

The Company received $70,000 in financing from a related party on May 20, 2002. The note was payable on September 20, 2002 and included interest at 5.5% per annum. On November 8, 2002, $50,000 of the note payable, after repayment of $20,000 principal, was extended through March 31, 2003 at an interest rate of 7% per annum and the issuance of 5,000 shares of the Company's restricted common stock to the note holder. The shares issued were valued at $1,750, and this amount was recorded as interest expense. The $50,000 note payable was extended through July 31, 2003 at an interest rate of 7% per annum and the issuance of 10,000 shares of the Company's restricted common stock to the note holder. The shares issued were valued at $3,500 and were recorded as interest expense in the financial statements. On August 4, 2003, the $50,000 note payable was paid in full.

The Company received $155,750 in 2003, and $66,660 in 2002, in financing from three directors of the Company. The notes payable bear interest at 5.5% per annum and were renegotiated in December 2003 to be payable in December 2004. As of December 28, 2003 and December 29, 2002, the Company owed accrued interest to the three directors in the amount of $9,277 and $453, respectively. For the year ended December 28, 2003 and December 29, 2002, interest expense on shareholder notes was $13,733 and $4,131, respectively.

On February 20, 2003, Health Express sold its first franchise to one of Health Express' directors, Susan Greenfield. The franchisee has started construction on a location in South Florida. The terms of this franchise agreement are based on the standard franchise agreement with no special consideration. The franchise fee paid was $30,000 with an additional $5,000 advertising fee.

On October 7, 2003, Health Express sold its second franchise to the same director of Health Express, Susan Greenfield. The franchisee has identified a location and is currently finalizing a lease located in South Florida. The terms of this franchise agreement are based on the standard franchise agreement with no special consideration. The franchise fee paid was $30,000 with an additional $5,000 advertising fee.

During the years ended December 28, 2003, the Company sold 142,858 shares of common stock to Susan Greenfield, a director, of the Company at $0.35 per share.


NOTE 12 - DISCONTINUED OPERATIONS

During the third quarter of 2002, the Company committed to a plan to sell its interests in the Fort Lauderdale restaurant, and on September 23, 2002, closed on the sale. In accordance with SFAS No. 144, the results of operations for the year 2002 of the Fort Lauderdale restaurant are included in discontinued operations, as follows:

                                                                  DECEMBER 29,
FOR THE FISCAL YEAR ENDED                                                 2002
----------------------------------------------                  --------------
Revenue                                                         $      200,427
Cost of Company Restaurant Sales                                      (287,571)
Other Expenses                                                        (104,690)
                                                                --------------
Loss from Operations                                                  (191,834)
Interest Income                                                             10
Loss on disposal of restaurant                                         (30,970)
                                                                --------------
Loss from discontinued operations, net of tax                   $     (222,794)
                                                                ==============

NOTE 13 - SEGMENT INFORMATION

The Company is organized into two reportable operating segments, restaurant operations and franchising. Restaurant operations previously included the operations of the Company's restaurant in Fort Lauderdale, Florida, which ceased its operations on September 23, 2002. The amounts below were revised to exclude amounts related to the discontinued operations. Franchise operations consists primarily of legal fees and costs associated with the preparation of the Uniform Franchise Offering Circular. See Note 1 - Organization.

                                            RESTAURANT              CONSOLIDATED
                                            OPERATIONS  FRANCHISING TOTAL
                                            ----------  ----------- ------------
REVENUES
  Year ended December 28, 2003              $  749,450   $        0   $  749,450
  Year ended December 29, 2002              $  470,059   $        0   $  470,059

OPERATING LOSS FROM CONTINUING OPERATIONS
  Year ended December 28, 2003              $1,864,875   $    3,152   $1,868,027
  Year ended December 29, 2002              $  830,531   $    7,758   $  838,289

SEGMENT ASSETS
  Year ended December 28, 2003              $  175,065   $   10,531   $  185,596
  Year ended December 29, 2002              $  662,356   $      104   $  662,460

DEPRECIATION
  Year ended December 28, 2003              $  127,266   $        0   $  127,266
  Year ended December 29, 2002              $   65,026   $        0   $   65,026


NOTE 14 - SUBSEQUENT EVENTS

Subsequent to December 28, 2003, on January 12, 2004, the Company entered into a promissory note with Cornell in the face amount of $100,000. The note had a 59-day term and was repaid by the due date.

On February 13, 2004, the Company raised additional cash through the execution of a promissory note with Cornell Capital Partners in the face amount of $500,000. This note has a 178-day term.

Since December 28, 2003, the Company has issued 19,999 shares to Allen Freed and 20,000 shares to Irwin Forman under the Stock Incentive Plan.

Since December 28, 2003, through March 24, 2004 the Company has issued 960,795 shares of common stock under the Equity Line of Credit Agreement.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Health Express USA, Inc. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

                             -----------------------

This prospectus does not constitute an offer to sell,    ---------------------
or a solicitation of an offer to buy any securities:
                                                               PROSPECTUS
[ ] except the common stock offered by this
    prospectus;                                          ---------------------

[ ] in any jurisdiction in which the offer or solicitation is not authorized;

[ ] in any jurisdiction where the dealer or other        19,500,000 SHARES OF
    salesperson is not qualified to make the offer            COMMON STOCK
    or solicitation;

[ ] to any person to whom it is unlawful to make the    HEALTH EXPRESS USA, INC.
    offer or solicitation; or

[ ] to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale     JULY ___, 2004
does not imply that:

[ ] there have been no changes in the affairs of Health Express USA, Inc. after the date of this prospectus; or

[ ] the information contained in this prospectus is correct after the date of this prospectus.

                             -----------------------

Until September ___, 2004, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification Of Directors And Officers

     Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Health Express from and against certain claims arising from or related to future acts or omissions as a director or officer of Health Express. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Health Express pursuant to the foregoing, or otherwise, Health Express has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution

     The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Health Express will pay all expenses in connection with this offering.

    Securities and Exchange Commission Registration Fee     $        192.58
    Printing and Engraving Expenses                         $      2,500.00
    Accounting Fees and Expenses                            $     15,000.00
    Legal Fees and Expenses                                 $     50,000.00
    Miscellaneous                                           $     17,307.42
                                                            ---------------
    TOTAL                                                   $     85,000.00
                                                            ===============
Sales Of Unregistered Securities

     During the past three years 2001, 2002 and 2003, Health Express had the following unregistered issuances of securities:


COMMON STOCK                                                           DATE        SHARES ISSUED   TOTAL ($)
---------------------------------------------------------------------  ---------   -------------   ---------
Conversion of 3,600 warrants at $0.35 per share by accredited
  investors, unaffiliated to Health Express                            01/01/01          3,600     $1,260.00
Issuance of 100,000 restricted shares at $0.75 per share - Doug Baker
                                                                       01/11/01        100,000     $75,000.00
Issuance of 100,000 restricted shares at $0.75 per share - Bruno
  Sartori                                                              01/11/01        100,000     $75,000.00
Issuance of 6,000 restricted shares at $0.75 per share - to
  unaffiliated third party for Advertising and Marketing Relations     01/26/01          6,000     $4,500.00
Issuance of 1,000 restricted shares at $0.75 per share - Restaurant
  Manager at Health Express                                            01/26/01          1,000       $750.00
Issuance of 500 restricted shares at $0.75 per share - Restaurant
  Manager at Health Express                                            01/26/01            500       $375.00
Issuance of 6,000 restricted shares at $0.75 per share for - Bruno
  Sartori                                                              01/26/01          6,000     $4,500.00
Conversion of 57,200 warrants at $0.35 per share by accredited
  investors, unaffiliated to Health Express                            01/30/01         57,200     $20,020.00
Options exercised - 7,634 shares at $1.31 per share to Bruno Sartori
                                                                       01/31/01          7,634     $10,000.54
Conversion of 28,600 warrants at $0.35 per share by accredited
  investors, unaffiliated to Health Express                            01/31/01         28,600     $10,010.00
Issuance of 29,000 restricted shares at $0.35 per share-private
  placement to accredited investors, unaffiliated to Health Express    02/22/01         29,000     $10,150.00
Issuance of 500 restricted shares at $0.75 per share to restaurant
  Manager for Health Express                                           03/03/01            500       $375.00



COMMON STOCK                                                           DATE        SHARES ISSUED   TOTAL ($)
---------------------------------------------------------------------  ---------   -------------   ---------
Issuance of 1,000 restricted shares at $0.75 per share to restaurant
  Manager for Health Express                                           03/03/01          1,000       $750.00
Options exercised - 3,500 shares at $0.35 per share to Douglas Baker   03/03/01          3,500     $1,225.00
Conversion of 23,000 warrants at $0.35 per share by accredited
  investors, unaffiliated to Health Express                            03/05/01         23,000     $8,050.00
Options exercised - 3,500 shares at $0.35 per share to Marco D'Alonzo  03/07/01          3,500     $1,225.00
Options exercised - 14,500 shares at $0.35 per share to Marco
  D'Alonzo                                                             03/20/01         14,500     $5,075.00
Issuance of 6,000 restricted shares at $0.75 per share - to
  unaffiliated third party for Advertising and Marketing Relations     03/20/01          6,000     $4,500.00
Conversion of 14,500 warrants at $0.35 per share by accredited
  investors, unaffiliated to Health Express                            03/20/01         14,500     $5,075.00
Issuance of 40,000 shares of restricted shares at $0.75 per
  share-Marco D'Alonzo                                                 04/06/01         40,000     $30,000.00
Issuance of 40,000 shares of restricted shares at $0.75 per
  share-Douglas Baker                                                  04/06/01         40,000     $30,000.00
Issuance of 20,000 shares of restricted shares at $0.75 per
  share-Bruno Sartori                                                  04/06/01         20,000     $15,000.00
Issuance of 500 restricted shares at $0.75 per share to restaurant
  Manager for Health Express                                           04/06/01            500       $375.00
Issuance of 1,000 restricted shares at $0.75 per share to restaurant
  Manager for Health Express                                           04/06/01          1,000       $750.00
Options exercised - 17,200 shares at $0.35 per share to Marco
  D'Alonzo                                                             04/10/01         17,200     $6,020.00
Issuance of 2,000 shares of restricted shares at $0.75 per
  share-Edward Meyer                                                   04/10/01          2,000     $1,500.00
Issuance of 6,000 shares of restricted shares at $0.75 per share -
  to unaffiliated third party for Advertising and Marketing Relations  04/10/01          6,000     $4,500.00
Conversion of 17,200 warrants at $0.35 per share by accredited
  investors, unaffiliated to Health Express                            04/10/01         17,200     $6,020.00
Issuance of 1,666,667 shares at $0.60 per share-private placement to
  Rider Insurance Company                                              05/04/01       1,666,667    $1,000,000
Issuance of 15,000 restricted shares at $0.75 per share - to
  unaffiliated third party for Advertising and Marketing Relations     06/28/01         15,000     $11,250.00
Issuance of 37,400 restricted shares at $1.00 per share - For
  Franchise to Francorp                                                07/23/01         37,400     $37,400.00
Issuance of 2,000 restricted shares at $1.00 per share - to
  unaffiliated third party contractor                                  07/23/01          2,000     $2,000.00
Issuance of 15,000 restricted shares at $1.00 per share - to
  unaffiliated third party Attorney                                    11/20/01         15,000     $15,000.00
Issuance of 500 restricted shares at $0.25 per share - to employee     01/24/02            500       $125.00
Issuance of 2,000 restricted shares at $0.25 per share - to
  Restaurant Managers                                                  01/24/02          2,000       $500.00
Issuance of 16,700 restricted shares at $0.25 per share - to Bruno
  Sartori                                                              01/24/02         16,700     $4,175.00
Issuance of 1,008,000 restricted shares at $0.25 per share - private offering to accredited investors, unaffiliated with Health
  Express, and Susan Greenfield, who purchased 336,000 shares          02/15/02       1,008,000    $252,000.00
Issuance of 129,000 restricted shares at $0.75 per share - private
  offering(a)                                                          05/06/02        129,000     $96,750.00
Issuance of 24,000 restricted shares at $0.75 per share - private
  offering(a)                                                          05/13/02         24,000     $18,000.00
Issuance of 16,000 restricted shares at $0.75 per share - private
  offering(a)                                                          05/20/02         16,000     $12,000.00
Issuance of 25,000 restricted shares at $1.50 per share - Bruno
  Sartori                                                              05/28/02         25,000     $37,500.00
Issuance of 25,000 restricted shares at $1.50 per share - to employee
                                                                       05/28/02         25,000     $37,500.00
Issuance of 96,000 restricted shares at $0.75 per share - private
  offering(a)                                                          06/03/02         96,000     $72,000.00
Issuance of 64,000 restricted shares at $0.75 per share - private
  offering(a)                                                          06/21/02         64,000     $48,000.00
Issuance of 16,000 restricted shares at $0.75 per share - private
  offering(a)                                                          07/10/02         16,000     $12,000.00
Issuance of 300,000 restricted shares at $0.35 per share - private
  offering(b)                                                          09/06/02        300,000     $105,000.00



COMMON STOCK                                                           DATE        SHARES ISSUED   TOTAL ($)
---------------------------------------------------------------------  ---------   -------------   ---------
Issuance of 142,858 restricted shares at $0.35 per share - private
  offering(b)                                                          10/18/02        142,858     $50,000.00
Issuance of 200,000 restricted shares at $0.35 per share - private
  offering(b)                                                          10/23/02        200,000     $70,000.00
Issuance of 5,000 restricted shares at $0.35 per share - interest
  expense to Daniel Sartori trust, Bruno Sartori trustee               11/21/02          5,000     $1,750.00
Issuance of 25,000 restricted shares at $0.35 per share -  to Bruno
  Sartori                                                              12/05/02         25,000     $8,750.00
Issuance of 10,000 restricted shares at $0.35 per share - to
  Patricia Durante                                                     12/05/02         10,000     $3,500.00
Issuance of 9,524 restricted shares at $0.35 per share (based on
  01/24/03 stock price) - to TN CAPITAL EQUITIES -  for one-time
  placement agent fee                                                  03/31/03          9,524        $3,333
Issuance of 142,858 restricted shares at $0.35 per share - private
  offering(b)                                                          03/31/03        142,858     $50,000.00
Issuance of 200,000 restricted shares at $0.35 per share -
  Equitilink LLC - for public relations fee (shares cancelled and
  returned September 18, 2003)                                         03/31/03        200,000     $70,000.00
Issuance of 102,000 restricted shares at $0.35 per share - J.
  Pollack and Co. - for public relations fee (shares cancelled and
  returned 05/09/03)                                                   03/31/03        102,000     $35,700.00
Issuance of 10,000 restricted shares at $0.35 per share - interest
  expense to Daniel Sartori trust, Bruno Sartori trustee               04/04/03         10,000     $3,500.00
Issuance of 250,000 restricted shares at $0.35 per share to an
  unaffiliated third-party contractor                                  09/12/03        250,000     $87,500.00
Issuance of 12,000 restricted shares at 0.12 per share                 05/28/04         12,000        $1,440
Issuance of 500,000 restricted shares at $0.11 per share to Capital
  Research Group, Inc. for public relations fee                        06/09/04        500,000       $55,000


------------

(a) Health Express sold 345,000 shares of common stock and warrants to accredited investors, unaffiliated with Health Express, under Rule 505 of Regulation D of the Securities Act, for total proceeds of $258,750. The offering was terminated on July 17, 2002.

(b) During 2002, Health Express sold 642,858 shares of common stock to accredited investors, unaffiliated to Health Express, under Section 4(2) of the Securities Act at $0.35 per share for total proceeds of $225,000. During 2003, Health Express sold an additional 142,858 shares of common stock in this offering to Susan Greenfield also at $0.35 per share.

     On May 2, 2001, we issued warrants to Rider Insurance Company to purchase 2,000,000 shares of common stock at an exercise price of $1.00. These warrants are exercisable for a period of ten years from May 2, 2001.

     On July 31, 2001, we also issued warrants to Francorp, Inc. to purchase 38,000 shares of common stock in connection with Francorp's work on Health Express' franchise program. These warrants are exercisable at $2.00 per share and expire on July 31, 2006.

     On January 17, 2003, we sold $250,000 of convertible debentures to Cornell Capital Partners. These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The debentures are convertible into our common stock at the holders' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. In accordance with applicable accounting standards for such issuances, we recorded an interest charge of $62,500 at issuance to account for the imbedded beneficial conversion feature. In addition, we recorded these other charges at issuance: $37,500 in professional fees, $20,000 in commissions, and (as described below) $75,000 for the Equity Line of Credit Agreement commitment fee (recorded as interest expense); these amounts were withheld from the proceeds of the debenture at closing. We have the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 10,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. $50,000 of the debenture was acquired and effectively redeemed by Charles D. Bleiwise for $60,000 on our behalf, and $100,000 of the debenture was converted into 283,804 shares of common stock in fiscal year 2003.

     In August 2003, we issued a convertible debenture to Mr. Bleiwise for $60,000 in consideration for the redemption described above. The debenture has the same features as the debenture to Cornell Capital Partners except that when the debenture is converted, the shares will be restricted shares. We recorded an interest charge of $15,000 at issuance to account for the imbedded beneficial conversion feature in the new $60,000 debenture. In August 2003, Mr. Bleiwise converted the $50,000 debenture acquired from Cornell into 151,515 shares of our common stock.

     On March 13, 2003, we entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. This agreement also terminated an Equity Line of Credit Agreement dated January 16, 2003, with substantially identical terms except that the January agreement contained an impermissible condition relating to the requirement that an active bid exist for Health Express to make draws under the Equity Line of Credit Agreement. In addition, the warrant in the January agreement was terminated. The March 2003 agreement eliminated the impermissible condition. Under the March agreement, Health Express may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5.0 million. Subject to certain conditions, we are entitled to draw down on the Equity Line of Credit Agreement now that the common stock to be issued under the Equity Line of Credit Agreement is registered with the Securities and Exchange Commission and the registration statement was declared effective on July 24, 2003 and for two years thereafter. The purchase price for the shares is equal to 95% of, or a 5% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $100,000, with no advance occurring within seven trading days of a prior advance. In addition, in each advance notice Health Express shall establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. Cornell Capital Partners received a one-time commitment fee of $90,000, of which $75,000 was paid in cash on January 23, 2003, from the proceeds of the convertible debentures and the balance was paid from the proceeds of the initial advance under the Equity Line of Credit Agreement. Cornell Capital Partners is entitled to retain a fee of 5% of each advance. The net effect of the 5% discount at the 5% retainage is that Cornell Capital Partners will pay 90.25% of the applicable closing bid price. In addition, Health Express entered into a placement agent agreement with TN Capital Equities, Ltd., a registered broker-dealer. Pursuant to the placement agent agreement, Health Express paid a one-time placement agent fee of 9,524 shares of common stock equal to approximately $10,000 based on Health Express' stock price on January 24, 2003.

     On March 31, 2003, Equitilink, LLC an unaffiliated California limited liability company, entered into an agreement with Health Express under which Equitilink has agreed to provide public relations services to Health Express, including the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Health Express. The agreement had a ten-month term. Equitilink received 200,000 shares of Health Express' common stock. Subsequently on September 18, 2003 Health Express and Equitilink terminated the agreement and Equitilink returned to Health Express the 200,000 shares of common stock it received under the agreement.

     On March 31, 2003, J. Pollack & Company, Inc., an unaffiliated Florida corporation, entered into an agreement with Health Express under which J. Pollack & Company has agreed to provide public relations services to Health Express, including disseminating information and creating market awareness about Health Express. The agreement has a twelve-month term. J. Pollack & Company, Inc. received 102,000 shares for its services. J. Pollack & Company was to also receive 120,000 shares of common stock, payable at 30,000 shares every third month after the effective date of this registration statement, as compensation under the agreement. Subsequently, on May 9, 2003, Health Express and J. Pollack terminated the agreement and J. Pollack & Company returned the 102,000 shares of common stock to Health Express.

     On March 31, 2003, Susan Greenfield, a director of Health Express, purchased 142,858 shares of common stock at a price of $0.35 per share in a private placement pursuant to Section 4(2) of the Securities Act of 1933 that began in August 2002.

     On July 28, 2003, Hawk Associates, Inc., an unaffiliated Florida corporation, entered into an agreement with Health Express under which Hawk Associates agreed to provide investor relations, financial media relations, and other appropriate consulting and advisory services. The agreement had a three-month term. Hawk Associates received $22,200 and warrants for the purchase of 100,000 shares which have an exercise price of $0.55 and a term of 5 years.

     On May 28, 2004, we issued to Mr. Raymond Nevin options to purchase 400,000 shares of our commons tock at an exercise price of $0.55 per share. The options are exercisable anytime during Mr. Nevin's employment for a period of five years.

     On May 28, 2004, we issued options to Mr. Irwin Forman to purchase 100,000 shares of our common stock. The options are exercisable at anytime during Mr. Irwin's employment at an exercise price of $0.55 per share and expire in May 2006.

     On June 9, 2004, we issued 500,000 shares of our common stock to Capital Research Group, Inc., pursuant to a consulting agreement we entered into with Capital Research Group dated June 8, 2004. The shares had an aggregate value of $50,000 based on the market price per share at the time of the transfer.

     With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Health Express so as to make an informed investment decision. More specifically, Health Express had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Health Express' securities.

EXHIBIT NO.


2.1             Articles of Incorporation, as amended               Incorporated by reference to Exhibit 2 to Form
                                                                    10-KSB filed on October 6, 1999

3.1             By-laws                                             Incorporated by reference to Exhibit 3(a) to Form
                                                                    10-KSB filed on October 6, 1999

3.2             Articles of Incorporation of Healthy Bites Grill    Incorporated by reference to Exhibit 3(b) to Form
                of
                Boca, Inc.                                          10-QSB filed on August 13,2001

3.3             Articles of Incorporation for Health Express        Incorporated by reference to Exhibit 3(b) to Form
                Franchise Company                                   10-QSB filed on August 13, 2001

4.1             Warrants for 38,000 shares issued to Francorp,      Incorporated by reference to Exhibit 4 to Form 10-QSB
                Inc.                                                filed on August 13, 2001

4.2             Warrants for 2,000,000 shares issued to Rider       Incorporated by reference to Exhibit 4 to Form 10- QSB
                Insurance Company                                   filed on August 13, 2001

4.3             Stock Option Grant to Mr. Irwin Forman for          Provided herewith
                100,000 shares of common stock

4.4             Stock Option Grant to Mr. Raymond Nevin for         Provided herewith
                400,000 shares of common stock

5.1             Opinion of Kirkpatrick & Lockhart LLP regarding     Provided herewith
                legality

10.1            Lease between Health Express USA, Inc. and Saul     Incorporated by reference to Exhibit 10(a) to Form
                Strachman                                           10-SB filed on October 6, 1999

10.2            Lease - Healthy Bites Grill of Boca, Inc.           Incorporated by reference to Exhibit 10 to Form 10-QSB
                                                                    filed on May 14, 2001

10.3            Employment agreement of Bruno Sartori               Incorporated by reference to Exhibit 10 to Form
                                                                    10-QSB on November 14, 2000 and incorporated
                                                                    herein by such reference.

10.4            Employment Agreement of Douglas Baker               Incorporated by reference to Exhibit 10.4 to Form
                                                                    10-KSB filed on March 26, 2003

10.5            Employment Agreement of Marco D'Alonzo              Incorporated by reference to Exhibit 10.5 to Form
                                                                    10-KSB filed on March 26, 2003

10.6            Employment Agreement of Raymond Nevin               Incorporated by reference to Exhibit 10.6 to Form
                                                                    10-KSB filed on March 26, 2003

10.7            Franchise Development Agreement with Francorp,      Incorporated by reference to Exhibit 10(c) to Form
                Inc.                                                10-QSB filed on August 13, 2001


10.9            Franchise agreement between Health Express and      Incorporated by reference to Exhibit 10.9 to Form
                The Junie Corp.                                     10-KSB filed on March 26, 2003

10.10           Lease between Crown Diversified Industries and      Incorporated by reference to Exhibit 10 to Form
                Health Express, Inc. dated May 2, 2002              10-QSB filed on May 15, 2002

10.11           Standard Asset Purchase Contract and Receipt        Incorporated by reference to Exhibit 99.2 to Form 8-K
                                                                    filed on October 9, 2002

10.12           Fourth Addendum to Standard Asset Purchase          Incorporated by reference to Exhibit 99.3 to Form 8-K
                                                                    filed on October 9, 2002

10.13           Addendum to Fourth Addendum to Standard Asset       Incorporated by reference to Exhibit 99.4 to Form 8-K
                Purchase Contract and Receipt dated September 23,   filed on October 9, 2002
                2002

10.14           Agreement between Health Express, Inc. and          Incorporated by reference to Exhibit 99.5 to Form 8-K
                Roll-A-Round Real Roast Beef, Inc. dated            filed on October 9, 2002
                September 23, 2002

10.15           Lease Amendment and Assignment Agreement            Incorporated by reference to Exhibit 99.5 to Form
                dated September 18, 2002                            8-K filed on October 9, 2002

10.16           Addendum to Lease Amendment and Assignment          Incorporated by reference to Exhibit 99.7 to Form
                Agreement dated September 23, 2002                  8K filed on October 9, 2002

10.17           Escrow Agreement dated September 23, 2002           Incorporated by reference to Exhibit 99.8 to Form 8K
                                                                    filed on October 9, 2002

10.19           Equity Line of Credit Agreement dated March 13,     Incorporated by reference to Exhibit 10.19 to
                2003 between Health Express and Cornell Capital     Amendment No. 1 to Form 10-KSB filed on April 24, 2003
                Partners, LP

10.20           Registration Rights Agreement dated March 13,       Incorporated by reference to Exhibit 10.20 to
                2003 between Health Express and Cornell Capital     Form 10-KSB filed on March 26, 2003
                Partners,

10.21           Escrow Agreement dated March 13, 2003 among         Incorporated by reference to Exhibit 10.20
                the Registrant, Cornell Capital Partners, LP,       to Form 10-KSB filed on March 26, 2003
                Butler

10.22           Securities Purchase Agreement dated January 17,     Incorporated by reference to Exhibit 10.20 to
                2003 among Health Express and the Buyers            Form 10-KSB filed on March 26, 2003

10.23           Escrow Agreement dated January 17, 2003 among       Incorporated by reference to Exhibit 10.20 to
                Health Express, the Buyers and Butler Gonzalez, LP  to Form 10-KSB filed on March 26, 2003

10.24           Debenture Agreement dated January 17, 2003          Incorporated by reference to Exhibit 10.20
                between Health Express and Cornell                  to Form 10-KSB filed on March 26, 2003
                Capital Partners LP

10.25           Investors Registration Rights Agreement dated       Incorporated by reference to Exhibit 10.20
                March 13, 2003 between Health Express and the       to Form 10-KSB filed on March 26, 2003
                Investors

10.26           Placement Agent Agreement dated March 13, 2003      Incorporated by reference to Exhibit 10.20 to Form
                among Health Express NT Capital Equities, Ltd.      10-KSB filed on March 26, 2003
                and Cornell Partners LP

10.27           Lease Modification - Health Bites Grill of Boca,    Incorporated by reference to Exhibit 10.27 to Form
                Inc.                                                10-KSB filed on March 29, 2004

10.28           Franchise Agreement between Health Express and      Incorporated by reference to Exhibit 10.28 to Form
                Myrick Corporation                                  10-KSB filed on March 29, 2004

10.29           Employment Agreement of Mr. Irwin Forman            Provided herewith

10.30           Consulting Agreement by and between Capital
                Research Group, Inc. and Health Express USA, Inc.   Provided herewith

23.1            Consent of Kirkpatrick & Lockhart LLP               Incorporated by reference to Exhibit 5.1

23.2            Consent of Independent Certified Public             Provided herewith
                Accountants

Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii)Include any additional or changed material information on the plan of distribution;

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on July 15, 2004.

                                            HEALTH EXPRESS USA, INC.


July 15, 2004                               By:  /s/ Douglas Baker
                                            ------------------------------------
                                            Douglas Baker,
                                            Chief Executive Officer and Director


July 15, 2004                               By:  /s/ Patricia Durante
                                            ------------------------------------
                                            Patricia Durante,
                                            Chief Financial Officer and
                                            Principal Accounting Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas Baker his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements   of  the  Securities  Act  of  1933  this
Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated

/s/  Douglas Baker                                              July 15, 2004
---------------------------------                               ---------------
Douglas Baker,                                                  Date
Director, Chief Executive Officer

/s/  Marco D'Alonzo                                             July 15, 2004
---------------------------------                               ---------------
Marco D'Alonzo,                                                 Date
Director, Secretary and Chief Operating Officer


/s/  Susan Greenfield                                           July 15, 2004
---------------------------------                               ---------------
Susan Greenfield,                                               Date
Director